Exhibit 99.2

EXECUTION VERSION

JPMORGAN CHASE BANK, N.A. J.P. MORGAN SECURITIES LLC 383 Madison Avenue New York, NY 10179	MIZUHO BANK, LTD. 1251 Avenue of the Americas New York, NY 10020	WELLS FARGO BANK, NATIONAL ASSOCIATION WELLS FARGO SECURITIES, LLC 550 South Tryon Street Charlotte, NC 28202

CONFIDENTIAL

November 16, 2014

Actavis plc

1 Grand Canal Square

Docklands Dublin 2, Ireland

Attention: Stephen Kaufhold, Senior Vice President, Treasurer

Project Fruit Basket

Commitment Letter

Ladies and Gentlemen:

Actavis plc, a public limited company organized under the laws of Ireland (“Parent” or “you”), has advised JPMorgan Chase Bank, N.A. (“JPMCB”), J.P. Morgan Securities LLC (“JPMorgan”), Mizuho Bank, Ltd. (“Mizuho”), Wells Fargo Bank, National Association (“Wells Fargo Bank”) and Wells Fargo Securities, LLC (“Wells Fargo Securities” and, together with JPMCB, JPMorgan, Mizuho and Wells Fargo Bank, the “Commitment Parties”, “we” or “us”) that you intend to (a) acquire (the “Acquisition”) all of the issued and outstanding equity interests in a company previously identified to us and code-named “Avocado” (the “Acquired Business”) pursuant to that certain Agreement and Plan of Merger, dated as of the date hereof, by and among Parent, Avocado Acquisition Inc. and the Acquired Business (as amended in accordance with the terms hereof and in effect from time to time, including all schedules and exhibits thereto, the “Merger Agreement”), (b) terminate the Amended and Restated Credit Agreement dated as of October 28, 2011 (the “Existing Avocado Credit Agreement”), among the Acquired Business, the Eligible Subsidiaries referred to therein, the lenders party thereto, JPMCB, as administrative agent, Citibank, N.A., as syndication agent, and Bank of America, N.A., as documentation agent, and any guarantees relating thereto and pay in full any obligations (other than contingent indemnification obligations) outstanding thereunder and terminate all commitments to extend credit thereunder (collectively, the “Acquired Business Refinancing”), (c) terminate any Existing Credit Agreement (as hereinafter defined) and any guarantees relating thereto and pay in full any obligations (other than contingent indemnification obligations) outstanding thereunder and terminate all commitments to extend credit thereunder (collectively, the “Actavis Refinancing” and, together with the Acquired Business Refinancing, the “Refinancing”) if the consents of the Required Lenders (as defined in such Existing Credit Agreement) to the Credit Agreement Amendments (as hereinafter defined) are not obtained and, in connection with the foregoing, effect the Replacement Facility (as hereinafter defined) in respect of such Existing Credit Agreement, and (d) consummate the other transactions described below. For purposes hereof, Parent, the Acquired Business and their respective subsidiaries are sometimes collectively referred to herein as the “Companies”. Capitalized terms used and not otherwise defined herein shall have the meanings specified therefor in the Summaries of Terms (as hereinafter defined).

You have also advised us that you intend to finance the cash portion of the consideration for the Acquisition payable under the Merger Agreement, the Refinancing and the costs and expenses relating to the Transactions (as hereinafter defined) from the following sources (and that, other than the financing described below and the issuance of common equity interests in Parent constituting the equity portion of the consideration for the Acquisition payable under the Merger Agreement, no financing will be required in connection with the Transactions):

(a) up to $5.0 billion in gross proceeds from the incurrence by Actavis Capital S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand-Duchy of Luxembourg (the “Borrower”), of (i) a tranche of senior unsecured term loans in an original aggregate principal amount of up to $2.5 billion maturing three years after the Closing Date (as hereinafter defined) (the “Three-Year Tranche”) and (ii) a tranche of senior unsecured term loans in an original aggregate principal amount of up to $2.5 billion maturing five years after the Closing Date (the “Five-Year Tranche” and, together with the Three-Year Tranche, the “Term Facilities”), in each case having the terms and conditions set forth on Annex I hereto (the “Term Facilities Summary of Terms”);

(b) up to $22.5 billion in gross proceeds from the issuance and sale by Actavis Funding SCS, a limited partnership (société en commandite simple) organized under the laws of the Grand-Duchy of Luxembourg (the “Issuer”), of senior unsecured notes in a registered public offering and/or in a private placement in reliance on Rule 144A (the “Notes” and, the offering thereof, the “Notes Offering”);

(c) up to $8.9 billion in gross proceeds from the issuance and sale by Parent of common equity interests and/or mandatorily convertible preferred equity interests in a registered public offering (the “Equity Securities” and, such offering, the “Equity Offering”);

(d) (i) if the Credit Documentation (as hereinafter defined) with respect to the Term Facilities in the full amount set forth above does not become effective in accordance with its terms, $5.0 billion (as such amount may be reduced as set forth under the caption “Bridge Facility” in the Bridge Facilities Summary of Terms referred to below) in senior unsecured bridge loans under Tranche A (“Tranche A”) of a $36.4 billion senior unsecured bridge loan facility (the “Bridge Facility”) made available to the Borrower as interim financing and having the terms and conditions set forth on Annex II hereto (the “Bridge Facilities Summary of Terms” and, together with the Term Facilities Summary of Terms, the “Summaries of Terms”; the Summaries of Terms, together with this letter agreement and Annex III hereto, this “Commitment Letter”) and (ii) if the Issuer does not issue and sell the full amount set forth above of the Notes and/or Parent does not issue and sell the full amount set forth above of the Equity Securities, $31.4 billion (as such amount may be reduced as set forth under the caption “Bridge Facility” in the Bridge Facilities Summary of Terms) in senior unsecured bridge loans under Tranche B (“Tranche B”) of the Bridge Facility made available to the Borrower as interim financing and having the terms and conditions set forth in the Bridge Facilities Summary of Terms;

(e) $4.698 billion in gross proceeds from the incurrence by the Borrower of senior unsecured bridge loans (the “Cash Bridge Facility”) maturing 60 days after the Closing Date and having the terms and conditions set forth in the Bridge Facilities Summary of Terms;

(f) if the consent of the Required Lenders (as defined in the applicable Existing Credit Agreement) to the Credit Agreement Amendments is not obtained (i) in respect of the Existing Actavis Term Credit Agreement (as defined below), a senior unsecured term loan facility that will refinance and replace in full the Existing Actavis Term Credit Agreement, on terms substantially the same as those of the Existing Actavis Term Credit Agreement as in effect on the date hereof (but giving effect to the applicable Credit Agreement Amendments and other modifications to make the terms thereof (other than the borrower and, except as specified in the

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Credit Agreement Amendments, the guarantors thereunder, the maturity or amortization thereof and the applicable margin with respect thereto) to be consistent with the corresponding terms set forth in the Term Facilities Summary of Terms (such other modifications, the “Conforming Amendments”)) (the “Replacement Actavis Term Facility”), (ii) in respect of the Existing WC Term Credit Agreement (as defined below), a senior unsecured term loan facility that will refinance and replace in full the Existing WC Term Credit Agreement, on terms substantially the same as those of the Existing WC Term Credit Agreement as in effect on the date hereof (but giving effect to the applicable Credit Agreement Amendments and the Conforming Amendments) (the “Replacement WC Term Facility” and, together with the Replacement Actavis Term Facility, the “Replacement Term Facilities”), and (iii) in respect of the Existing Revolving Credit Agreement (as defined below), a senior unsecured revolving facility that will refinance and replace in full the Existing Revolving Credit Agreement, on terms substantially the same as those of the Existing Revolving Credit Agreement as in effect on the date hereof (but giving effect to the applicable Credit Agreement Amendments, other than any increase in, or extension of, the revolving commitments, and the Conforming Amendments) (the “Replacement Revolving Facility” and, together with the Replacement Term Facilities, the “Replacement Facilities”; the Replacement Facilities, together with the Term Facilities, the Bridge Facility and the Cash Bridge Facility, collectively, the “Facilities”); and

(g) cash on hand of Parent, the Acquired Business and their respective subsidiaries.

You have further informed us that, in connection with the foregoing, you will seek an amendment to, or an amendment and restatement of, each of (a) the Second Amended and Restated Actavis Revolving Credit and Guaranty Agreement, dated as of June 30, 2014, among Parent, Warner Chilcott Limited, the Borrower, Actavis, Inc., the Issuer, the lenders party thereto and Bank of America, N.A., as administrative agent thereunder (as amended through, and in effect on, the Closing Date, the “Existing Revolving Credit Agreement”), (b) the Second Amended and Restated Actavis Term Loan Credit and Guaranty Agreement, dated as of March 31, 2014, among Parent, Warner Chilcott Limited, the Borrower, Actavis, Inc., the lenders party thereto and Bank of America, N.A., as administrative agent thereunder (as amended through, and in effect on, the Closing Date, the “Existing Actavis Term Credit Agreement”), and (c) the Amended and Restated WC Term Loan Credit and Guaranty Agreement, dated as of June 9, 2014, among Parent, Warner Chilcott Limited, Warner Chilcott Corporation, Actavis WC 2 S.à r.l., Warner Chilcott Company, LLC, Warner Chilcott Finance, LLC, the lenders party thereto and Bank of America, N.A., as administrative agent thereunder (as amended through, and in effect on, the Closing Date, the “Existing WC Term Credit Agreement” and, together with the Existing Revolving Credit Agreement and the Existing Actavis Term Credit Agreement, the “Existing Credit Agreements”), which amendments (collectively, the “Credit Agreement Amendments”) will be in the form to be mutually agreed by us and you and will, among other modifications to be mutually agreed by us and you, (1) modify the covenant contained in Section 7.08 of each of the Existing Credit Agreements (and the related provisions and definitions) to (x) permit the incurrence of the indebtedness described herein prior to the Closing Date and (y) conform to the maximum consolidated leverage ratio financial covenant (and the related provisions and definitions) that will be contained in the Credit Documentation for the Term Facilities, (2) permit the Transactions (including (x) modifying the covenant contained in Section 7.02 of each of the Existing Credit Agreements to permit the assumption of any indebtedness of the Acquired Business and its subsidiaries permitted to remain outstanding on the Closing Date under the Merger Agreement as in effect on the date hereof (other than the Existing Avocado Credit Agreement) and the incurrence of the indebtedness described herein and (y) modifying the covenant contained in Section 7.01 of each of the Existing Credit Agreements to permit liens in existence on the Closing Date on assets of the Acquired Business and its subsidiaries to the extent such liens are permitted to remain in place on the Closing Date under the Merger Agreement as in effect on the date hereof), (3) amend the covenant to provide subsidiary guarantees to reflect such covenant as set forth in the Term Facilities Summary of

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Terms, (4) amend the representations and warranties, the affirmative and negative covenants and certain other terms thereof to be mutually agreed to be consistent with the corresponding terms set forth in the Term Facilities Summary of Terms and (5) in the case of the Existing Revolving Credit Agreement, provide that borrowings thereunder may not be used to finance the Transactions.

The Acquisition, the entering into and funding of the Facilities, the issuance and sale of the Notes, the issuance and sale of the Equity Securities, the Credit Agreement Amendments, the Refinancing and all related transactions are hereinafter collectively referred to herein as the “Transactions”. The date of consummation of the Acquisition is referred to herein as the “Closing Date”. The date that this Commitment Letter is accepted by Parent is referred to herein as the “Commitment Date”. All references herein to the “date hereof” or terms of similar import refer to November 16, 2014.

SECTION 1. Commitments. In connection with the foregoing:

(a) (i) JPMCB is pleased to advise you of its commitment to provide $375.0 million of the Three-Year Tranche and $375.0 million of the Five-Year Tranche, Mizuho is pleased to advise you of its commitment to provide $375.0 million of the Three-Year Tranche and $375.0 million of the Five-Year Tranche and Wells Fargo Bank is pleased to advise you of its commitment to provide $350.0 million of the Three-Year Tranche and $350.0 million of the Five-Year Tranche (for a total of $1.1 billion of the Three-Year Tranche and $1.1 billion of the Five-Year Tranche) (JPMCB, Mizuho and Wells Fargo Bank in such capacity, the “Initial Term Lenders”), (ii) JPMCB is pleased to advise you of its willingness to act, and you hereby appoint JPMCB to act, as the sole and exclusive administrative agent for the Term Facilities (in such capacity, the “Term Administrative Agent”), (iii) each of Mizuho and Wells Fargo Bank is pleased to advise you of its willingness to act, and you hereby appoint Mizuho and Wells Fargo Bank to act, as a co-syndication agent for the Term Facilities and (iv) each of JPMorgan, Mizuho and Wells Fargo Securities is pleased to advise you of its willingness to act, and you hereby engage JPMorgan, Mizuho and Wells Fargo Securities to act, as an exclusive joint lead arranger and exclusive joint bookrunner for the Term Facilities (in such capacities, the “Term Lead Arrangers”), and in connection therewith to form a syndicate of lenders for the Term Facilities selected in accordance with the last paragraph of Section 2 (collectively and including the Initial Term Lenders, the “Term Lenders”), in each case upon and subject to the terms and conditions set forth in this Commitment Letter;

(b) (i) (x) JPMCB is pleased to advise you of its commitment to provide 52.35% of the entire principal amount of the Bridge Facility, Mizuho is pleased to advise you of its commitment to provide 29.24% of the entire principal amount of the Bridge Facility and Wells Fargo Bank is pleased to advise you of its commitment to provide 18.41% of the entire principal amount of the Bridge Facility (for a total of 100% of the entire principal amount of the Bridge Facility and, in each case, allocated ratably between Tranche A and Tranche B of the Bridge Facility) and (y) JPMCB is pleased to advise you of its commitment to provide 52.35% of the entire principal amount of the Cash Bridge Facility, Mizuho is pleased to advise you of its commitment to provide 29.24% of the entire principal amount of the Cash Bridge Facility and Wells Fargo Bank is pleased to advise you of its commitment to provide 18.41% of the entire principal amount of the Cash Bridge Facility (for a total of 100% of the entire principal amount of the Cash Bridge Facility) (JPMCB, Mizuho and Wells Fargo Bank in such capacity, the “Initial Bridge Lenders”), (ii) JPMCB is pleased to advise you of its willingness to act, and you hereby appoint JPMCB to act, as the sole and exclusive administrative agent for each of the Bridge Facility and the Cash Bridge Facility (in such capacity, the “Bridge Administrative Agent”), (iii) each of Mizuho and Wells Fargo Bank is pleased to advise you of its willingness to act, and you hereby appoint Mizuho and Wells Fargo Bank to act, as a co-syndication agent for each of the Bridge Facility

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and the Cash Bridge Facility and (iv) each of JPMorgan, Mizuho and Wells Fargo Securities is pleased to advise you of its willingness to act, and you hereby engage JPMorgan, Mizuho and Wells Fargo Securities to act, as an exclusive joint lead arranger and exclusive joint bookrunner for each of the Bridge Facility and the Cash Bridge Facility (in such capacities, the “Bridge Lead Arrangers”), and in connection therewith to form a syndicate of lenders for each of the Bridge Facility and the Cash Bridge Facility selected in accordance with the last paragraph of Section 2 (collectively and including the Initial Bridge Lenders, the “Bridge Lenders”), in each case upon and subject to the terms and conditions set forth in this Commitment Letter;

(c) each of JPMorgan, Mizuho and Wells Fargo Securities is pleased to advise you of its willingness to act, and you hereby engage JPMorgan, Mizuho and Wells Fargo Securities to act, as an exclusive joint lead arranger and exclusive joint bookrunner for the Credit Agreement Amendments (in such capacities, the “Amendment Lead Arrangers”), and agrees in such capacity to use its reasonable best efforts to arrange the consents of the Required Lenders (as defined in the applicable Existing Credit Agreement) under each Existing Credit Agreement in respect of the applicable Credit Agreement Amendments (and, in the absence of such consent by existing lenders under such Existing Credit Agreement constituting at least the Required Lenders thereunder, agrees to use its reasonable best efforts to arrange, solely to the extent required to obtain such consent of the Required Lenders, for the assignment of such existing lenders’ loans and other credit exposure under such Existing Credit Agreement to JPMCB, Mizuho and Wells Fargo Bank or to other financial institutions selected by the Amendment Lead Arrangers in accordance with the last paragraph of Section 2 and that are willing to consent to the applicable Credit Agreement Amendments (collectively, the “Assignee Lenders”), in each case upon and subject to the terms and conditions set forth in this Commitment Letter; provided that (i) any purchase of loans or assumption of other credit exposure under any Existing Credit Agreement by JPMCB, Mizuho or Wells Fargo Bank pursuant to this clause (c) shall be made ratably among them in accordance with their respective commitments hereunder in respect of the Replacement Facilities and (ii) the obligations of each Amendment Lead Arranger to use reasonable best efforts to arrange the consents of the Required Lenders or to arrange for assignments of existing lenders’ loans and other credit exposure as set forth above shall not require such Amendment Lead Arranger or any of its affiliates to share any of the fees payable to it in connection with the Transactions (or otherwise expend any amounts) in order to achieve such consents or assignments;

(d) (i) JPMCB, in its capacity as a lender under each of the Existing Credit Agreements, hereby agrees to consent to the applicable Credit Agreement Amendments and hereby agrees that, prior to the Commitment Termination Date (as hereinafter defined) (or, if earlier, the effectiveness of the applicable Credit Agreement Amendments), it will continue to hold at least $96,171,569 of loans under the Existing Actavis Term Credit Agreement, at least $144,619,615 of loans under the Existing WC Term Credit Agreement and at least $57,500,000 of commitments under the Existing Revolving Credit Agreement, (ii) Mizuho, in its capacity as a lender under each of the Existing Credit Agreements, hereby agrees to consent to the applicable Credit Agreement Amendments and hereby agrees that, prior to the Commitment Termination Date (or, if earlier, the effectiveness of the applicable Credit Agreement Amendments), it will continue to hold at least $161,279,357 of loans under the Existing Actavis Term Credit Agreement, at least $144,619,615 of loans under the Existing WC Term Credit Agreement and at least $55,000,000 of commitments under the Existing Revolving Credit Agreement and (iii) Wells Fargo Bank, in its capacity as a lender under each of the Existing Credit Agreements, hereby agrees to consent to the applicable Credit Agreement Amendments and hereby agrees that, prior to the Commitment Termination Date (or, if earlier, the effectiveness of the applicable Credit Agreement Amendments), it will continue to hold at least $232,339,461 of loans under the Existing Actavis

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Term Credit Agreement, at least $67,018,846 of loans under the Existing WC Term Credit Agreement and at least $70,000,000 of commitments under the Existing Revolving Credit Agreement, in each case upon and subject to the terms and conditions set forth in this Commitment Letter; provided that (A) nothing in this clause (d) shall restrict the ability of JPMCB, Mizuho and Wells Fargo Bank to make assignments among each other or their respective affiliates, in each case, under any Existing Credit Agreement and (B) the amounts set forth in this clause (d) shall be deemed to be automatically adjusted to reflect any scheduled repayment, prepayment or commitment reduction under the applicable Existing Credit Agreement after the date hereof (the agreements of JPMCB, Mizuho and Wells Fargo Bank set forth in this clause (d) and in clause (c) above are collectively referred to as the “Amendment Backstop Commitment”); and

(e) in the event that the consent of the Required Lenders (as defined in the applicable Existing Credit Agreement) cannot be obtained in respect of any Existing Credit Agreement as provided in clause (c) above, (i) JPMCB is pleased to advise you of its commitment to provide 52.35% of the entire principal amount of the Replacement Facility, Mizuho is pleased to advise you of its commitment to provide 29.24% of the entire principal amount of the Replacement Facility and Wells Fargo Bank is pleased to advise you of its commitment to provide 18.41% of the entire principal amount of the Replacement Facility (for a total of 100% of the entire principal amount of such Replacement Facility) in respect of such Existing Credit Agreement (JPMCB, Mizuho and Wells Fargo Bank in such capacity, the “Initial Replacement Lenders” and, together with the Initial Term Lenders and the Initial Bridge Lenders, the “Initial Lenders”), (ii) JPMCB is pleased to advise you of its willingness to act, and you hereby appoint JPMCB to act, as the sole and exclusive administrative agent for each such Replacement Facility (in such capacity, the “Replacement Facility Administrative Agent” and, together with the Term Administrative Agent and the Bridge Administrative Agent, the “Administrative Agents”), (iii) each of Mizuho and Wells Fargo Bank is pleased to advise you of its willingness to act, and you hereby appoint Mizuho and Wells Fargo Bank to act, as a co-syndication agent for each such Replacement Facility and (iv) each of JPMorgan, Mizuho and Wells Fargo Securities is pleased to advise you of its willingness to act, and you hereby engage JPMorgan, Mizuho and Wells Fargo Securities to act, as an exclusive joint lead arranger and exclusive joint bookrunner for each such Replacement Facility (in such capacities, the “Replacement Facility Lead Arrangers” and, together with the Term Lead Arrangers, the Bridge Lead Arrangers and the Amendment Lead Arrangers, the “Lead Arrangers”), and in connection therewith to form a syndicate of lenders for each such Replacement Facility selected in consultation with you and in accordance with Section 2 (collectively and including the Initial Replacement Lenders, the “Replacement Lenders” and, together with the Term Lenders, the Bridge Lenders and the Assignee Lenders, the “Lenders”), in each case upon and subject to the terms and conditions set forth in this Commitment Letter.

It is understood and agreed that the commitments and other obligations of the Commitment Parties hereunder are several and not joint. It is also understood and agreed that (a) no other agents, co-agents, arrangers, co-arrangers or bookrunners will be appointed, and no other titles will be awarded, in connection with the Facilities or the Credit Agreement Amendments unless you and we shall so agree (it being agreed that neither your nor our consent shall be unreasonably withheld or delayed), and (b) JPMorgan will have “lead left” placement on all marketing materials relating to the Facilities and the Credit Agreement Amendments and will perform the duties and exercise the authority customarily performed and exercised by it in such role.

SECTION 2. Syndication. The Lead Arrangers intend to commence syndication of the Facilities and the arrangement of the Credit Agreement Amendments promptly after your acceptance of the terms of this Commitment Letter and the Fee Letters (as hereinafter defined) (it being understood that

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the Bridge Lead Arrangers may elect to commence syndication of Tranche A of the Bridge Facility and/or the Cash Bridge Facility at such later time or times, if any, as the Bridge Lead Arrangers deem appropriate). The several commitments of the Initial Lenders hereunder shall be reduced (a) in respect of the Bridge Facility (and the applicable Tranche thereof), dollar-for-dollar on a pro-rata basis as and when corresponding commitments are received from the Bridge Lenders thereunder, (b) in respect of the Cash Bridge Facility, dollar-for-dollar on a pro-rata basis as and when corresponding commitments are received from the Bridge Lenders thereunder, (c) in respect of each Replacement Facility, dollar-for-dollar on a pro-rata basis as and when corresponding commitments are received from the Replacement Lenders thereunder, and (d) in respect of the Term Facilities, as determined by the Term Lead Arrangers after full subscription of the $2.8 billion in commitments in respect of the Term Facilities that are not committed to by the Initial Term Lenders hereunder, upon allocation of the commitments thereunder, in each case pursuant to an amendment or an amendment and restatement of, or customary joinder to, this Commitment Letter and the Joint Fee Letter referred to below (any such amendment, amendment and restatement or joinder, a “Joinder”) or pursuant to the Credit Documentation, whichever is earlier. The parties agree to cooperate in good faith to negotiate, execute and deliver Joinders promptly upon prospective Lenders having been identified in accordance with the last paragraph of this Section 2. In addition, in connection with the syndication of any of the Facilities, upon delivery by the Lead Arrangers to you of a draft credit agreement for the applicable Facility, the parties hereto agree to negotiate the definitive version of such credit agreement (consistent with this Commitment Letter, including the Documentation Principles, and the Fee Letters) promptly and in good faith and execute and deliver (and, in your case, cause your applicable subsidiaries to execute and deliver) the definitive Credit Documentation for such Facility (and, in the case of borrowers and guarantors under the Facilities, such related documents as shall be required in connection with the execution thereof) at the earliest practicable date following delivery to you of such draft credit agreement. With respect to any syndication, assignment or participation of their several commitments in respect of any Facility other than through a Joinder or pursuant to the Credit Documentation, the Initial Lenders shall not be relieved or released from their respective obligations hereunder in respect of such Facility until the funding on the Closing Date has occurred (but without limiting Parent’s acceptance of and obligation to negotiate, execute and deliver (and to cause its applicable subsidiaries to execute and deliver) Joinders and the definitive Credit Documentation as set forth above). Until the earlier of (a) the date that a Successful Syndication (as defined in the Joint Fee Letter) is achieved with respect to all the Facilities and (b) the date that is 90 days after the Closing Date (such earlier date, the “Syndication Date”), you agree to assist and to cause your subsidiaries to assist, and to use your commercially reasonable efforts to cause (only with respect to syndication of the Facilities and in all instances subject to, and not in contravention of, the terms of the Merger Agreement) the Acquired Business and its subsidiaries to assist, the Lead Arrangers in achieving the arrangement of the Credit Agreement Amendments and a syndication of each Facility that is reasonably satisfactory to the Lead Arrangers. Such assistance shall include (i) your providing and causing your subsidiaries and advisors to provide, and using your commercially reasonable efforts to cause the Acquired Business, its subsidiaries and its advisors (consistent with the terms of the Merger Agreement) to provide, the Lead Arrangers and the Lenders upon request with all information reasonably deemed necessary by the Lead Arrangers to complete such arrangement and syndication, including, but not limited to, the Projections (as hereinafter defined)) and other information and evaluations prepared by you, the Acquired Business and your or its advisors, or on your or its behalf, relating to the Transactions, (ii) your using commercially reasonable efforts to assist the Lead Arrangers in the preparation of (A) a customary information memorandum with respect to each of the Facilities (other than with respect to the Cash Bridge Facility) in form and substance consistent with the most recent information memoranda with respect to the Existing Credit Agreements, and including such additional information as may be appropriate with respect to the structure of the Facilities, the Acquired Business and the Transactions and as you and we may otherwise reasonably agree (each, an “Information Memorandum”), in each case to be completed as promptly as practicable after the date hereof and, with respect to the Replacement Facilities and the Bridge Facility, at least 10 consecutive business days (as defined in the Merger Agreement) prior

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to the Closing Date (which 10 consecutive business-day period (x) shall exclude November 27, 2014, November 28, 2014 and July 3, 2015, (y) if it has not ended on or before December 19, 2014, shall not commence before January 5, 2015 and (z) if it has not ended on or before August 14, 2015, shall not commence before September 8, 2015), and (B) other materials to be used in connection with the arrangement of the Credit Agreement Amendments and the syndication of each Facility, (iii) your using your commercially reasonable efforts to ensure that the arrangement and syndication efforts of the Lead Arrangers benefit materially from your existing lending relationships and, to the extent applicable and appropriate, the existing banking relationships of the Acquired Business, (iv) your otherwise assisting the Lead Arrangers in their arrangement and syndication efforts, including by making your officers and advisors, and using your commercially reasonable efforts to make the officers and advisors of the Acquired Business (consistent with the terms of the Merger Agreement), reasonably available from time to time to attend and make presentations regarding the business and prospects of the Companies and the Transactions at one or more meetings of prospective Lenders at times and locations mutually agreed upon, (v) your using commercially reasonable efforts to procure, prior to the launch of general syndication of any of the Facilities, a public corporate credit rating and a public corporate family rating in respect of Parent after giving effect to the Transactions from each of Standard & Poor’s Financial Services LLC (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”), respectively (it being understood that no minimum ratings shall be required) and (vi) using your commercially reasonable efforts to ensure that, prior to the Syndication Date, there will be no competing offerings of debt securities, competing offerings of equity securities or competing bank credit financings (including any incremental credit facilities under any of the Existing Credit Agreements, but excluding the Facilities, the Credit Agreement Amendments, the Notes Offering, the Equity Offering, the equity interests in Parent constituting the equity portion of the consideration for the Acquisition payable under the Merger Agreement and additional credit extensions (including an increase not to exceed $250.0 million in the commitments) under the Existing Revolving Credit Agreement) by or on behalf of you, the Acquired Business or any of your or its subsidiaries being offered, placed or arranged that could reasonably be expected to materially impair the syndication of any of the Facilities (it being understood that any indebtedness or equity of the Acquired Business and its subsidiaries permitted under the Merger Agreement as in effect on the date hereof shall not be subject to this clause (vi)). Notwithstanding anything to the contrary contained in this Commitment Letter, the Fee Letters or any other letter agreement or other undertaking concerning the financing of the Transactions contemplated hereby, but without limiting your obligations to assist with syndication efforts as set forth herein, it is understood that in no event shall the successful completion of syndication of any of the Facilities (other than, with respect to the Initial Term Lenders’ commitments in respect of the Term Facilities, the receipt of commitments in respect of the portion of the Term Facilities that is not committed to by the Initial Term Lenders hereunder) or the receipt of any ratings constitute a condition to the availability or initial funding of the Facilities on the Closing Date.

It is understood and agreed that the Lead Arrangers will manage and control all aspects of the arrangement of the Credit Agreement Amendments and the syndication of the Facilities in consultation with you, including decisions as to the selection of prospective Lenders and any titles or roles offered to proposed Lenders, when commitments will be accepted and the final allocations of the commitments among the Lenders, it being understood and agreed that (a) titles and roles offered to proposed Lenders shall be subject to your consent (not to be unreasonably withheld or delayed) and (b) each Lender (other than any Lender that (i) is a party to an Existing Credit Agreement on or after the date hereof, (ii) has a long-term senior unsecured, non-credit enhanced debt rating of at least BBB- by S&P or Baa3 by Moody’s, (iii) in the case of a bank, has an issuer credit rating of at least BBB- by S&P or a long-term deposit rating of at least Baa3 by Moody’s or (iv) has been specifically identified in a writing agreed by you and us prior to the date hereof) shall be subject to your consent (not to be unreasonably withheld or delayed), provided that, after the initial funding under any Facility (other than the Replacement Revolving Facility), your consent shall not be required in respect of any Lender

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becoming a party to such Facility in connection with the primary syndication thereof (it being understood that such syndication shall still be in consultation with you)). It is understood that no Lender participating in the Credit Agreement Amendments or the Facilities will receive compensation from you or your affiliates in order to obtain its consent or commitment, except on the terms contained in this Commitment Letter and the Fee Letters. It is also understood and agreed that the amount and distribution of the fees among the Lenders will be at the reasonable discretion of the Lead Arrangers in consultation with you.

SECTION 3. Information Requirements. You hereby represent and warrant that (a) all written information, other than the Projections and information of a general economic or general industry nature, that has been or is hereafter made available to the Lead Arrangers or any of the Lenders by or on behalf of you or any of your representatives or by or on behalf of the Acquired Business or any of its representatives in connection with any aspect of the Transactions (the “Information”), when taken as a whole, does not and will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances under which such statements are made (in each case after giving effect to all supplements and updates theretofore provided) and (b) all financial projections concerning the Companies that have been or are hereafter made available to the Lead Arrangers or any of the Lenders by or on behalf of you or any of your representatives or by or on behalf of the Acquired Business or any of its representatives (the “Projections”) have been or will be prepared in good faith based upon reasonable assumptions that are believed by the preparer thereof to be reasonable at the time made and at the time such Projections are delivered to the Lead Arrangers (it being understood and agreed that such Projections are not to be viewed as facts and that actual results during the period or periods covered by any such Projections may differ significantly from the projected results, and that such differences may be material, and no assurance can be given that the projected results will be realized); provided that, solely as they relate to matters with respect to the Acquired Business and its subsidiaries, the foregoing representations and warranties are made to the best of your knowledge. You agree that if, at any time prior to the later of the Closing Date and the Syndication Date, you become aware that any of the representations and warranties in the preceding sentence would be incorrect in any material respect if the Information or the Projections were being furnished, and such representations and warranties were being made, at such time, then you will promptly supplement the Information and the Projections so that such representations and warranties will be correct at such time (or as to information concerning the Acquired Business and its subsidiaries, correct at such time to the best of your knowledge). In issuing this commitment and in arranging the Credit Agreement Amendments and syndicating each of the Facilities, the Commitment Parties are and will be using and relying on the Information and the Projections without independent verification thereof.

You acknowledge that the Commitment Parties on your behalf will make available Information Materials (as hereinafter defined) to the proposed syndicate of Lenders by posting the Information, the Projections and the Summaries of Terms (collectively, the “Information Materials”) on SyndTrak or another similar electronic system. In connection with the syndication of the Facilities, unless the parties hereto otherwise agree in writing, you shall be under no obligation to provide Information Materials suitable for distribution to any prospective Lender (each, a “Public Lender”) that has personnel who do not wish to receive material non-public information (within the meaning of the United States federal securities laws, “MNPI”) with respect to the Companies, their respective affiliates or any other entity, or the respective securities of any of the foregoing. You agree, however, that the Credit Documentation will contain provisions concerning Information Materials to be provided to Public Lenders and the absence of MNPI therefrom that are substantially identical to those in the Existing Credit Agreements. Prior to any distribution of Information Materials to prospective Lenders, you shall provide us with a customary letter authorizing the dissemination thereof and containing customary representations as to the accuracy of the information contained therein (which representations will be consistent with the representations as to the Information and Projections set forth in the immediately preceding paragraph).

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SECTION 4. Fees and Indemnities. You agree to pay, or to cause the Borrower to pay, the fees set forth in the separate fee letter addressed to you dated the date hereof from the Commitment Parties (the “Joint Fee Letter”) and the separate fee letter addressed to you dated the date hereof from JPMorgan (the “Administrative Fee Letter” and, together with the Joint Fee Letter, the “Fee Letters”). You also agree to reimburse, or to cause the Borrower to reimburse, the Commitment Parties for all reasonable and documented out-of-pocket fees and expenses (including, but not limited to, the reasonable and documented fees, disbursements and other charges of Cravath, Swaine & Moore LLP and of one local counsel in each of Ireland, Luxembourg and, if deemed reasonably necessary by the Commitment Parties, each other jurisdiction of organization of any guarantor (and one additional counsel (and one additional local counsel in each such jurisdiction) to each group of affected parties that are similarly situated, taken as a whole, in the case of any actual or perceived conflict of interest) incurred in connection with the Facilities (including the syndication thereof), the Credit Agreement Amendments, the preparation of this Commitment Letter, the Fee Letters and the Credit Documentation and the other transactions contemplated hereby (it being agreed that upon your reasonable request, we shall promptly notify you (or cause Cravath, Swaine & Moore LLP to promptly notify you) of accrued and estimated fees, disbursements and other charges of Cravath, Swaine & Moore LLP reimbursable hereunder).

You further agree to indemnify and hold harmless, or to cause the Borrower to indemnify and hold harmless, each of the Commitment Parties, each of their affiliates and each of their and their affiliates’ respective officers, directors, employees, agents, advisors and other representatives and the successors and assigns of each of the foregoing (each, an “Indemnified Party”) from and against, and hold each Indemnified Party harmless from, any and all claims, damages, losses, liabilities and expenses (including, without limitation, the reasonable fees, disbursements and other charges of one legal counsel for the Indemnified Parties and, if deemed reasonably necessary by the Indemnified Parties, one local counsel in each relevant jurisdiction (and one additional counsel (and one additional local counsel in each such jurisdiction) to each group of affected Indemnified Parties that are similarly situated, taken as a whole, in the case of any actual or perceived conflict of interest) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (a) any aspect of the Transactions and any of the other transactions contemplated hereby or (b) this Commitment Letter, any Fee Letter, the Facilities (including the syndication thereof), the Credit Agreement Amendments and any other financings in connection with the Transactions, or any use made or proposed to be made with the proceeds thereof (in all cases, whether or not caused or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnified Party); provided that the foregoing indemnity will not, as to any Indemnified Party, apply to (i) losses, claims, damages, liabilities or related expenses to the extent they (A) are found by a final, non-appealable judgment of a court of competent jurisdiction to arise from the gross negligence, willful misconduct or bad faith of such Indemnified Party or any of its Related Indemnified Parties (as hereinafter defined) or (B) result from a claim brought by Parent against such Indemnified Party for a material breach in bad faith of such Indemnified Party’s obligations under this Commitment Letter, the Fee Letters or the Credit Documentation, but only if Parent has obtained a final and non-appealable judgment in its favor on such claims as determined by a court of competent jurisdiction, (ii) any settlement entered into by such Indemnified Party without your written consent (such consent not to be unreasonably withheld, conditioned or delayed) and (iii) any disputes solely among the Indemnified Parties and not arising out of or in connection with any act or omission of any Company (other than a dispute involving a claim against any Commitment Party solely in its capacity as an arranger, agent or similar role in connection with the Facilities, the Credit Agreement Amendments or the Existing Credit Agreements). In the case of any claim, litigation, investigation or proceeding (any of the foregoing, a “Proceeding”) to which the indemnity in this paragraph applies, such indemnity shall be effective whether or not such Proceeding is brought by you, your equity holders or creditors or an Indemnified Party, whether or not an Indemnified Party is otherwise a party thereto and whether or not any aspect of the

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Transactions is consummated. You also agree that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) (x) to any person other than you, including to the Acquired Business, any of your or its subsidiaries or affiliates or any of your or its equity holders or creditors, arising out of, related to or in connection with any aspect of the Transactions or (y) to you, except to the extent of your direct (as opposed to special, indirect, consequential or punitive) damages determined in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from (i) such Indemnified Party’s gross negligence, bad faith or willful misconduct or (ii) a material breach in bad faith of such Indemnified Party’s obligations under this Commitment Letter, the Fee Letters or the Credit Documentation, as found in a Proceeding to which you and we are parties. It is further agreed that the Commitment Parties shall be severally liable solely in respect of their respective commitments under the Facilities, on a several, and not joint, basis with any other Lender. Notwithstanding any other provision of this Commitment Letter, no Indemnified Party shall be liable for any damages arising from the use by others of information or other materials obtained through electronic telecommunications or other information transmission systems, other than for direct (as opposed to special, indirect, consequential or punitive) actual damages resulting from (x) the gross negligence, bad faith or willful misconduct of such Indemnified Party or any of its Related Indemnified Parties, or (y) a material breach in bad faith of such Indemnified Party’s obligations under this Commitment Letter, in each case, as determined by a final, non-appealable judgment of a court of competent jurisdiction. In addition, notwithstanding any other provisions of this Commitment Letter to the contrary, neither you nor any Indemnified Party shall be liable for any indirect, special, punitive or consequential damages arising out of, in connection with, or as a direct result of the Transactions or the other transactions contemplated by this Commitment Letter, except that this sentence shall not limit your indemnification and expense reimbursement obligations set forth in this Section. You shall not, without the prior written consent of such Indemnified Party (which consent shall not be unreasonably withheld), effect any settlement or consent to the entry of any judgment of any pending or threatened Proceeding against any Indemnified Party in respect of which indemnity could have been sought hereunder by such Indemnified Party unless (i) such settlement or judgment includes an unconditional release of such Indemnified Party from all liability or claims that are the subject matter of such Proceeding, (ii) does not include any statement as to any admission of liability, (iii) does not obligate such Indemnified Party to make any payment that is not paid by you or your subsidiaries and (iv) does not require any specific performance obligation on the part of such Indemnified Party.

For purposes hereof, a “Related Indemnified Party” of an Indemnified Party means (a) any controlling person or controlled affiliate of such Indemnified Party, (b) the respective directors, officers or employees of such Indemnified Party or any of its controlling persons or controlled affiliates and (c) the respective agents of such Indemnified Party or any of its controlling persons or controlled affiliates, in the case of this clause (c), acting at the instructions of such Indemnified Party, controlling person or such controlled affiliate; provided that each reference to a controlled affiliate or controlling person in this sentence pertains to a controlled affiliate or controlling person involved in the negotiation of this Commitment Letter, the Fee Letters or the Credit Documentation.

SECTION 5. Conditions to Financing. The several commitments of the Initial Lenders in respect of the Facilities, the agreements of JPMCB, Mizuho and Wells Fargo Bank in respect of the Amendment Backstop Commitment and the undertaking of the Lead Arrangers to provide the services described herein are subject solely to the satisfaction or waiver of:

(a) each of the conditions set forth in Annex III hereto (other than, in the case of any Facility, any condition set forth in Annex III hereto that is expressly inapplicable to such Facility);

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(b) (i) solely with respect to the Term Facilities, the negotiation, execution and delivery of definitive documentation with respect to the Term Facilities by the Borrower, Parent and the Guarantors consistent with this Commitment Letter, including the Documentation Principles and the Certain Funds Provision, and the Fee Letters, (ii) solely with respect to the Bridge Facility and the Cash Bridge Facility, the negotiation, execution and delivery of definitive documentation with respect to the Bridge Facility and the Cash Bridge Facility by the Borrower, Parent and the Guarantors consistent with this Commitment Letter, including the Documentation Principles and the Certain Funds Provision, and the Fee Letters, and (iii) solely with respect to each Replacement Facility, the negotiation, execution and delivery of definitive documentation with respect to such Replacement Facility by Parent, the applicable borrower and the guarantors party thereto consistent with this Commitment Letter, including the Certain Funds Provision, and the Fee Letters (the definitive documentation referred to in clauses (i), (ii) and (iii) collectively, the “Credit Documentation”); and

(c) solely with respect to the Amendment Backstop Commitment in respect of any Existing Credit Agreement, and the Replacement Facility with respect to such Existing Credit Agreement, (i) there being no amendment, waiver or other modification of such Existing Credit Agreement (other than the Credit Agreement Amendments with respect thereto and such amendments, waivers and other modifications as are made with our prior written consent) and (ii) to the extent your consent or consent of any of your subsidiaries is required under such Existing Credit Agreement to the assignment of loans or other credit exposure under such Existing Credit Agreement, you shall have provided, or shall have caused such subsidiary to provide, such consent promptly upon request therefor by the Amendment Lead Arrangers in connection with assignment of any loans or other credit exposure under such Existing Credit Agreement to any Assignee Lender.

Notwithstanding anything in this Commitment Letter, the Fee Letters, the Credit Documentation or any other letter agreement or other undertaking concerning the financing of the Transactions to the contrary, (a) the only representations and warranties the accuracy of which shall be a condition to the availability of the Facilities on the Closing Date shall be (i) such representations and warranties made by or with respect to the Acquired Business and its subsidiaries in the Merger Agreement as are material to the interests of the Lenders, but only to the extent that you have or any of your affiliates has the right to terminate your or its obligations under the Merger Agreement, or to decline to consummate the Acquisition pursuant to the Merger Agreement, as a result of a breach of such representations and warranties in the Merger Agreement (the “Merger Agreement Representations”) and (ii) the Specified Representations (as hereinafter defined) and (b) the terms of the Credit Documentation shall be in a form such that they do not impair the availability of any Facility on the Closing Date if the conditions set forth in the immediately preceding paragraph of this Section 5 are satisfied or waived. For purposes hereof, “Specified Representations” means the representations and warranties of Parent, the Borrower (or the applicable borrower under a Replacement Facility) and the guarantors of the Facilities, in each case, relating to corporate existence and good standing; corporate power and authority to execute, deliver and perform the Credit Documentation; due authorization, execution, delivery and enforceability of the Credit Documentation; no conflicts of the Credit Documentation with charter documents, solvency of Parent and its subsidiaries on the Closing Date on a consolidated basis after giving effect to the Transactions (with solvency to be defined in a manner consistent with the form of solvency certificate attached as Exhibit A to Annex III hereto); Federal Reserve margin regulations; to the extent relating to the use of proceeds, OFAC and other sanctions laws; and the Investment Company Act. There shall be no conditions to closing and funding any Facility other than as expressly set forth in this Section 5, including by reference to Annex III hereto. The provisions of this paragraph are referred to as the “Certain Funds Provision”.

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SECTION 6. Confidentiality and Other Obligations. This Commitment Letter and the Fee Letters and the contents hereof and thereof are confidential and may not be disclosed by you in whole or in part to any person or entity without our prior written consent, except that (a) this Commitment Letter and the Fee Letters, and the contents hereof and thereof, may be disclosed (i) on a confidential basis to your affiliates, and your or your affiliates’ officers, directors, employees, agents, attorneys, accountants and other professional advisors in connection with the Transactions, (ii) pursuant to the order of any court or administrative agency in any pending legal or administrative proceeding, or otherwise as required by applicable law or compulsory legal process based on the reasonable advice of your legal counsel (in which case you agree, to the extent practicable and not prohibited by applicable law, to inform us promptly thereof) and (iii) with our prior written consent, (b) this Commitment Letter and the Fee Letters (redacted in a manner reasonably satisfactory to us) may be disclosed on a confidential basis to the Acquired Business and to the affiliates, officers, directors, employees, agents, attorneys, accountants and other professional advisors of the Acquired Business in connection with the Transactions, (c) the Summaries of Terms may be disclosed in any offering memoranda or registration statements relating to the Notes Offering or the Equity Offering or in any syndication or other marketing materials in connection with the Facilities or the Credit Agreement Amendments or in any proxy statement or similar public filing related to the Transactions or in connection with any public filing requirement, (d) this Commitment Letter (but not the Fee Letters) may be filed in any public record in which you are required by applicable law or regulation on the advice of your counsel to file it, (e) the Summaries of Terms may be disclosed to any rating agency in connection with the Transactions to the extent necessary to satisfy your obligations or the conditions hereunder and (f) the aggregate fee amounts contained in the Fee Letters may be disclosed as part of Projections, pro forma information or a generic disclosure of aggregate sources and uses related to fee amounts related to the Transactions to the extent customary or required in offering, marketing or other disclosure materials for any Facility, the Notes, the Equity Securities and/or the Credit Agreement Amendments or in any public filing relating to the Transactions.

The Commitment Parties shall use all confidential information provided to them by or on behalf of you hereunder solely for the purpose of providing the services that are the subject of this Commitment Letter and otherwise in connection with the Transactions and shall treat confidentially all such information; provided, however, that nothing herein shall prevent the Commitment Parties from disclosing any such information (a) pursuant to the order of any court or administrative agency or in any pending legal or administrative proceeding, or otherwise as required by applicable law or compulsory legal process (in which case the applicable Commitment Party agrees, to the extent practicable and not prohibited by applicable law, to inform you promptly thereof), (b) upon the request or demand of any regulatory authority having or claiming to have jurisdiction over the Commitment Parties or any of their respective affiliates (including, without limitation, in the course of inspections, examinations or inquiries by federal or state government agencies, regulatory agencies, self-regulatory agencies and rating agencies), (c) to the extent that such information becomes publicly available other than by reason of disclosure in violation of this agreement by the Commitment Parties, (d) to the Commitment Parties’ affiliates, and the Commitment Parties’ and their affiliates’ employees, officers, directors, legal counsel, independent auditors and other experts or agents who need to know such information in connection with the Transactions and are informed of the confidential nature of such information and instructed to keep such confidential information confidential, (e) for purposes of establishing any defense available under state and federal securities laws, including, without limitation, a “due diligence” defense, or for the purpose of enforcing any rights of the Commitment Parties under this Commitment Letter or any Fee Letter, (f) to the extent that such information is or was received by the Commitment Parties from a third party that is not to the Commitment Parties’ knowledge subject to confidentiality obligations to you, (g) to the extent that such information is independently developed by the Commitment Parties or (h) to potential Lenders, participants or assignees who agree to be bound by the terms of this paragraph (or language substantially similar to this paragraph or as otherwise reasonably acceptable to you and each Commitment Party, including as may be agreed in any confidential information memorandum or other

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marketing material); provided that, notwithstanding anything herein to the contrary, in the case of any Commitment Party that is, or an affiliate of which is, a party to any Existing Credit Agreement, such Commitment Party and its affiliates may disclose any such information as and to the extent permitted by such Existing Credit Agreement. Subject to Section 7, the obligations of the Commitment Parties under this paragraph shall terminate on the date that is two years after the date hereof.

You acknowledge that the Commitment Parties or their affiliates may be providing financing or other services to persons whose interests may conflict with yours. None of the Commitment Parties will use confidential information obtained from you by virtue of the transactions contemplated by this Commitment Letter or their other relationships with you in connection with the performance by the Commitment Parties of services for other companies. The Commitment Parties agree that they will not furnish confidential information obtained from you to any of their other customers and will treat confidential information relating to the Companies and their respective affiliates with the same degree of care as they treat their own confidential information. The Commitment Parties further advise you that they will not make available to you confidential information that they have obtained or may obtain from any other customer. In connection with the services and transactions contemplated hereby, you agree that the Commitment Parties are permitted to access, use and share with any of their bank or non-bank affiliates, agents, advisors (legal or otherwise) or representatives any information concerning the Companies or any of their respective affiliates that is or may come into the possession of the Commitment Parties or any of such affiliates.

In connection with all aspects of each transaction contemplated by this Commitment Letter, you acknowledge and agree, and acknowledge your affiliates’ understanding, that: (a) each of the Facilities, the Credit Agreement Amendments and any related arranging, syndication or other services described in this Commitment Letter is an arm’s-length commercial transaction between you and your affiliates, on the one hand, and the Commitment Parties, on the other hand, (b) the Commitment Parties have not provided any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby, and you have consulted your own legal, accounting, regulatory and tax advisors to the extent you have deemed appropriate, (c) you are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated hereby, (d) in connection with each transaction contemplated hereby and the process leading to such transaction, each of the Commitment Parties has been, is and will be acting solely as a principal and has not been, is not and will not be deemed to be acting as an advisor, agent or fiduciary for you or any of your affiliates, stockholders, creditors or employees or any other person, (e) the Commitment Parties have not assumed and will not be deemed to have assumed an advisory, agency or fiduciary responsibility in your or your affiliates’ favor with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether any of the Commitment Parties has advised or is currently advising you or your affiliates on other matters) and the Commitment Parties have no obligation to you or your affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth in this Commitment Letter and (f) the Commitment Parties and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from yours and those of your affiliates, and the Commitment Parties have no obligation to disclose any of such interests to you or your affiliates. You hereby agree that you will not assert any claim against the Commitment Parties based on any alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated by this Commitment Letter.

The Commitment Parties hereby notify you that pursuant to the requirements of the USA PATRIOT Act, Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “U.S.A. Patriot Act”), each of them is required to obtain, verify and record information that identifies you, the Borrower (and any borrower under any Replacement Facility) and any guarantor under the Facilities, which information includes your name and address and other information that will allow the Commitment Parties, as applicable, to identify you, the Borrower (and each such other borrower) and each such guarantor in accordance with the U.S.A. Patriot Act.

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SECTION 7. Survival of Obligations. The provisions of Sections 2, 3, 4, 6, 7 and 8 hereof shall remain in full force and effect regardless of whether any Credit Documentation shall be executed and delivered and notwithstanding the termination of this Commitment Letter or any commitments or undertakings of the Commitment Parties hereunder, except that the provisions of Sections 2 and 3 shall not survive if the commitments and undertakings of the Commitment Parties are terminated prior to the effectiveness of any Facility (or upon the closing of the Acquisition without the use of any proceeds of any Facility) and the provisions of Section 4 (other than with respect to the Fee Letters) and Section 6 (other than with respect to the confidentiality of the Fee Letters and the contents thereof) shall, except with respect to events or circumstances occurring prior to the execution of the applicable Credit Documentation, be superseded by the reimbursement, indemnification and confidentiality provisions of the applicable Credit Documentation upon the effectiveness thereof, but only, in the case of the expense reimbursement and indemnification provisions of Section 4, to the extent similar provisions relating to expense reimbursement and indemnification (covering the parties and matters covered by Section 4 hereof) are contained in such Credit Documentation.

SECTION 8. Miscellaneous. This Commitment Letter and the Fee Letters may be executed in multiple counterparts and by different parties hereto in separate counterparts, all of which, taken together, shall constitute an original. Delivery of an executed counterpart of a signature page to this Commitment Letter or the Fee Letters by facsimile or other electronic transmission (e.g., a “pdf” or “tiff”) shall be effective as delivery of a manually executed counterpart thereof. Headings are for convenience of reference only and shall not affect the construction of, or be taken into consideration when interpreting, this Commitment Letter or the Fee Letters.

This Commitment Letter and the Fee Letters shall be governed by, and construed in accordance with, the laws of the State of New York; provided, however, that (a) the interpretation of the definition of Company Material Adverse Effect (as defined in the Merger Agreement) and whether or not a Company Material Adverse Effect has occurred, (b) the determination of the accuracy of any Merger Agreement Representations and whether as a result of any inaccuracy thereof you (or your affiliates) have the right to terminate your (or their) obligations under the Merger Agreement, or to decline to consummate the Transactions (as defined in the Merger Agreement) pursuant to the Merger Agreement, and (c) the determination of whether the Transactions (as defined in the Merger Agreement) have been consummated in accordance with the terms of the Merger Agreement, in each case, shall be governed by, and construed and interpreted solely in accordance with, the laws of the State of Delaware, without regard to any other principles of conflicts of law. Each party hereto hereby irrevocably waives any and all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Commitment Letter, the Fee Letters, the Facilities, the Credit Agreement Amendments, the other Transactions and the other transactions contemplated hereby and thereby or the actions of the Commitment Parties in the negotiation, performance or enforcement hereof and thereof. Each party hereto hereby irrevocably and unconditionally submits to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in the Borough of Manhattan in New York City (the “Specified Courts”) in respect of any suit, action or proceeding arising out of or relating to the provisions of this Commitment Letter, the Fee Letters, the Facilities, the Credit Agreement Amendments, the other Transactions and the other transactions contemplated hereby and thereby and irrevocably agrees that all claims in respect of any such suit, action or proceeding may be heard and determined exclusively in any of the Specified Courts. The parties hereto agree that service of any process, summons, notice or document by registered mail addressed to you shall be effective service of process against you for any suit, action or proceeding relating to any such dispute. Each party hereto waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have

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to the laying of the venue of any such suit, action or proceeding brought in any of the Specified Courts, and any claim that any such suit, action or proceeding brought in any of the Specified Courts has been brought in an inconvenient forum. A final judgment in any such suit, action or proceeding brought in any of the Specified Courts may be enforced in any other courts to whose jurisdiction you are or may be subject by suit upon judgment.

You hereby irrevocably designate, appoint and empower, for the benefit of the parties hereto (other than you) and the Indemnified Parties, Actavis, Inc., a Nevada corporation, as your designee, appointee and agent to receive, accept and acknowledge for and on behalf of you, and in respect of your property, service of any and all legal process, summons, notices and documents that may be served in any suit, action or proceeding brought in connection with or as a result of this Commitment Letter, the Fee Letters, the Facilities, the Credit Agreement Amendments, the other Transactions and the other transactions contemplated hereby and thereby. Such service may be made by mailing or delivering a copy of such process to you in care of Actavis, Inc. at its address at Morris Corporate Center III, 400 Interpace Parkway, Parsippany, New Jersey 07054, Attention: Stephen Kaufhold, Senior Vice President, Treasurer (or another officer of Actavis, Inc.), and you hereby irrevocably authorize and direct Actavis, Inc. to accept such service on your behalf.

In the event you or any of your property shall have or hereafter acquire, in any jurisdiction in which any action, proceeding or investigation may at any time be brought in connection with or as a result of this Commitment Letter, the Fee Letters, the Facilities, the Credit Agreement Amendments, the other Transactions and the other transactions contemplated hereby and thereby, any immunity from jurisdiction, legal proceedings, attachment (whether before or after judgment), execution, judgment or setoff, you hereby agree not to claim, and hereby irrevocably and unconditionally waive, such immunity.

In respect of any judgment or order given or made for any amount due under this Commitment Letter, the Fee Letters, the Facilities, the Credit Agreement Amendments, the other Transactions or the transactions contemplated hereby or thereby that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, you will indemnify each Commitment Party against any loss incurred by such Commitment Party as a result of any variation as between (a) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (b) the rate of exchange at which such Commitment Party is able to purchase United States dollars with the amount of the judgment currency actually received by such Commitment Party. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.

This Commitment Letter, together with the Fee Letters, embodies the entire agreement and understanding among the parties hereto and your affiliates with respect to the Facilities and the Credit Agreement Amendments and supersedes all prior agreements and understandings relating to the subject matter hereof; provided that nothing contained in this Commitment Letter shall constitute an amendment, waiver or other modification of any provision of any Existing Credit Agreement, which amendment, waiver or other modification may only become effective in accordance with the terms of such Existing Credit Agreement. No party has been authorized by the Commitment Parties to make any oral or written statements that are inconsistent with this Commitment Letter. Neither this Commitment Letter (including the attachments hereto) nor the Fee Letters may be amended or any term or provision hereof or thereof waived or modified except by an instrument in writing signed by each of the parties hereto or thereto, as applicable.

This Commitment Letter may not be assigned by you (other than, in the case of any Facility, an assignment to the Borrower or the applicable borrower under a Replacement Facility, as the

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case may be, of your rights with respect to the commitments of the Initial Lenders in respect of such Facility) without our prior written consent (and any purported assignment without such consent will be null and void), is intended to be solely for the benefit of the parties hereto (and the Indemnified Parties) and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto (and the Indemnified Parties). Each Commitment Party may assign its commitment hereunder, in whole or in part, to any of its affiliates (provided that no such assignment to an affiliate shall reduce the amount of such Commitment Party’s commitment hereunder) or, subject to the provisions of Section 2 hereof, to any Lender. No Lead Arranger shall assign its rights under this Commitment Letter or the Fee Letters as a Lead Arranger in its capacity as such (other than to one of its affiliates) without the prior written consent of each of the parties hereto (and any purported assignment without such consent will be null and void).

Please indicate your acceptance of the terms of this Commitment Letter and the Fee Letters by returning to us executed counterparts of this Commitment Letter and the Fee Letters not later than 11:59 p.m. (New York City time) on November 16, 2014, whereupon the undertakings of the parties under this Commitment Letter and the Fee Letters shall become effective to the extent and in the manner provided hereby and thereby. This offer shall terminate if not so accepted by you at or prior to that time. Thereafter, all commitments and undertakings of the Commitment Parties hereunder will terminate and expire on the earliest of (a) the Outside Date (as expressly defined below), (b) the closing of the Acquisition without the use of any Facility and (c) the termination of the Merger Agreement in accordance with its terms (such earliest date being referred to as the “Commitment Termination Date”). As used herein, the “Outside Date” means 5:00 p.m. (Eastern Time) on September 30, 2015; provided that if the “Outside Date” (as defined in the Merger Agreement as in effect on the date hereof) shall have been extended as provided in Section 8.1(c) of the Merger Agreement (as in effect on the date hereof), then the Outside Date as used herein shall mean 5:00 p.m. (Eastern Time) on November 16, 2015).

[The remainder of this page intentionally left blank.]

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We are pleased to have the opportunity to work with you in connection with this important financing.

Very truly yours,

JPMORGAN CHASE BANK, N.A.

By:	/s/ Philip Mousin
	Name:	Philip Mousin
	Title:	Credit Executive

J.P. MORGAN SECURITIES LLC

By:	/s/ Thomas D. Cassin
	Name:	Thomas D. Cassin
	Title:	Managing Director

Signature Page to Fruit Basket Commitment Letter

MIZUHO BANK, LTD.

By:	/s/ Raymond Ventura
	Name:	Raymond Ventura
	Title:	Deputy General Manager

Signature Page to Fruit Basket Commitment Letter

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ David M. Gillespie
	Name:	David M. Gillespie
	Title:	Executive Vice President

WELLS FARGO SECURITIES, LLC

By:	/s/ Andrew J. Gamble
	Name:	Andrew J. Gamble
	Title:	Managing Director

Signature Page to Fruit Basket Commitment Letter

The provisions of this Commitment Letter are accepted and agreed to as of the date first written above:

ACTAVIS PLC

By:	/s/ Stephen Kaufhold
	Name:	Stephen Kaufhold
	Title:	Senior Vice President, Treasurer

Signature Page to Fruit Basket Commitment Letter

ANNEX I

Project Fruit Basket

Summary of Terms and Conditions

Term Facilities

Capitalized terms not otherwise defined in this Annex I have the same meanings as specified therefor in the Commitment Letter to which this Annex I is attached.

Borrower:	Actavis Capital S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand-Duchy of Luxembourg (the “Borrower”) that is an indirect wholly owned subsidiary of Actavis plc, a public limited company organized under the laws of Ireland (“Parent”).

Guarantors:	Obligations of the Borrower under the Term Facilities (as hereinafter defined) will be unconditionally, jointly and severally, guaranteed by (a) Actavis, Inc., a Nevada corporation, (b) Actavis Funding SCS, a limited partnership (société en commandite simple) organized under the laws of the Grand-Duchy of Luxembourg (“Funding SCS”), provided that the guarantee obligations of Funding SCS shall be limited in a customary manner to be mutually agreed, (c) Warner Chilcott Limited, a Bermuda exempted company (the “TopCo Guarantor”), and (d) any subsidiary of Parent (other than the Borrower or a direct subsidiary of Parent, but including, after the Closing Date, the Acquired Business) that becomes a guarantor after the date of the Commitment Letter of third party indebtedness of Parent or any subsidiary of Parent (including, after the Closing Date, the Acquired Business) in an aggregate principal amount or commitment amount exceeding $350.0 million, other than, solely in the case of this clause (d), (i) any subsidiary that, on the Commitment Date, is a borrower or a guarantor under the Existing WC Term Credit Agreement (or any refinancing thereof) unless such subsidiary is also a guarantor of (x) the Existing Revolving Credit Agreement (or any refinancing thereof), (y) the Existing Actavis Term Credit Agreement (or any refinancing thereof) or (z) any other third party indebtedness of Parent or any subsidiary in an aggregate principal amount or commitment amount exceeding $350.0 million) or (ii) in the case of a non-U.S. subsidiary, if such guarantee would give rise to adverse tax consequences to Parent and its subsidiaries, as reasonably determined by the TopCo Guarantor. The foregoing guarantor entities are collectively referred to herein as the “Guarantors”. In the case of any guarantee required under clause (d) above, such guarantees by any subsidiary shall be automatically released at such time as such subsidiary no longer guarantees such other indebtedness (other than as a result of collection on such guarantee).

Administrative Agent:	JPMorgan Chase Bank, N.A. (“JPMCB”) will act as sole and exclusive administrative agent for the Term Lenders (as hereinafter defined) (the “Term Administrative Agent”).

Co-Syndication Agents:	Mizuho Bank, Ltd. (“Mizuho”) and Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as co-syndication agents for the Term Lenders.

Annex I-1

Co-Documentation Agents:	One or more financial institutions selected by the Term Lead Arrangers (as hereinafter defined) in consultation with Parent and subject to Parent’s consent (not to be unreasonably withheld or delayed) will act as co-documentation agents for the Term Facilities.

Joint Lead Arrangers and Joint Bookrunners:	J.P. Morgan Securities LLC, Mizuho and Wells Fargo Securities, LLC will act as exclusive joint lead arrangers and joint bookrunners for the Term Facilities (in such capacities, the “Term Lead Arrangers”).

Term Lenders:	JPMCB, Mizuho, Wells Fargo Bank and, subject to Section 2 of the Commitment Letter, other banks and financial institutions determined by the Term Lead Arrangers in consultation with Parent (the “Term Lenders”).

Term Facilities:	Senior unsecured term loan facilities consisting of (a) a tranche of term loans in an original aggregate principal amount of $2.5 billion maturing three years after the Closing Date (the “Three-Year Tranche”) and (b) a tranche of term loans in an original aggregate principal amount of $2.5 billion maturing five years after the Closing Date (the “Five-Year Tranche” and, together with the Three-Year Tranche, the “Term Facilities”). The entire aggregate principal amount of the Term Facilities will be available to the Borrower, in an account of the Borrower in a jurisdiction to be mutually agreed, in one drawing on the Closing Date, but in no event later than the Commitment Termination Date. Amounts borrowed under the Term Facilities that are repaid or prepaid may not be reborrowed.

Ranking:	The Term Facilities will be senior unsecured obligations of the Borrower, the TopCo Guarantor and the other Guarantors and rank pari passu in right of payment with or senior to all other unsecured obligations of the Borrower, the TopCo Guarantor and the other Guarantors.

Purpose:	The proceeds of the borrowings under the Term Facilities, together with (a) proceeds of the Bridge Facility, the Cash Bridge Facility and/or the Notes and/or the Equity Securities, (b) borrowings under any Replacement Term Facility and (c) cash on hand of Parent, the Acquired Business and their respective subsidiaries, shall be used to finance the cash portion of the consideration for the Acquisition payable under the Merger Agreement, the Refinancing and the costs and expenses relating to the Transactions.

Post-Closing Restructuring:	Parent and its subsidiaries may consummate any intercompany transaction that does not result in a change of jurisdiction of the Borrower or release the TopCo Guarantor, Actavis, Inc. or Funding SCS as a Guarantor (all such transactions, collectively, the “Post-Closing Restructuring”).

Interest Rates:	The interest rates per annum applicable to the Term Facilities will be, at the option of the Borrower (a) LIBOR plus the Applicable Margin (determined as hereinafter set forth) or (b) the Base Rate plus the Applicable Margin.

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The Borrower may elect interest periods of one, two, three or six months (or, if agreed to by all the applicable Term Lenders, a period of shorter than one month) for LIBOR loans. Interest shall be payable at the end of the selected interest period, but no less frequently than quarterly.

“LIBOR” means the London Interbank Offered Rate as administered by the ICE Benchmark Administration (but in no event less than zero), adjusted for statutory reserve requirements, if any.

“Base Rate” means the highest of (a) the Term Administrative Agent’s Prime Rate, (b) the Federal Funds Effective Rate (but in no event less than zero) plus 1/2 of 1.00% and (c) LIBOR from time to time for an interest period of one month plus 1.00%.

During the continuance of a payment default, interest will accrue on the principal of any loan under any Term Facility at a rate of 200 basis points in excess of the rate otherwise applicable to the outstanding loans under such Term Facility (except that, in the case of a payment default other than on principal, default interest will accrue on the amount in default at a rate of 200 basis points in excess of the rate otherwise applicable to Base Rate loans under the applicable Term Facility), and will be payable on demand.

Applicable Margin:	The Applicable Margin for LIBOR loans under the Three-Year Tranche and the Five-Year Tranche shall be the basis points per annum set forth in the applicable table below opposite Parent’s long-term senior unsecured, non-credit enhanced debt rating or, if none, the issuer rating or corporate credit rating of Parent, in each case, by Standard & Poor’s Financial Services LLC (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”) and after giving effect to the Transactions (the “Ratings”). In the event of a single-level split between the Ratings, the higher Rating shall apply, and in the event of a multi-level split between the Ratings, the Rating that is the midpoint between the two Ratings, or, if there is no such midpoint, the Rating that is one level lower than the higher Rating, shall apply. If either S&P or Moody’s does not have in effect a Rating, then the Rating assigned by the other rating agency shall be used. In the event that no Ratings are maintained for a reason other than such rating agency ceasing to be in the business of rating corporate debt obligations, the highest pricing in the grid shall apply. The Applicable Margin for Base Rate loans shall be 100 basis points less than the Applicable Margin for LIBOR loans.

Annex I-3

Three-Year Tranche
Debt Rating	Applicable Margin for LIBOR loans
≥ A-/A3	100.0 bps
BBB+/Baa1	112.5 bps
BBB/Baa2	125.0 bps
BBB-/Baa3	150.0 bps
BB+/Ba1	175.0 bps
≤ BB/Ba2	200.0 bps

Five-Year Tranche
Debt Rating	Applicable Margin for LIBOR loans
≥ A-/A3	112.5 bps
BBB+/Baa1	125.0 bps
BBB/Baa2	137.5 bps
BBB-/Baa3	162.5 bps
BB+/Ba1	187.5 bps
≤ BB/Ba2	225.0 bps

If the rating system of Moody’s or S&P shall change or if either such rating agency shall cease to be in the business of rating corporate debt obligations, Parent and the Term Lenders under the Three-Year Tranche or the Five-Year Tranche, as applicable, shall negotiate in good faith to amend the Applicable Margin to reflect such changed rating system (including, in such case, an amendment to replace Moody’s or S&P, as applicable, with another rating agency) or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Margin shall be determined by reference to the rating most recently in effect prior to such change or cessation.

Calculation of Interest and Fees:	Other than calculations in respect of interest at the Base Rate when Base Rate is determined by reference to the Prime Rate (which shall be made on the basis of actual number of days elapsed in a 365/366-day year), all calculations of interest and fees shall be made on the basis of actual number of days elapsed in a 360-day year.

Cost and Yield Protection:	The Credit Documentation will contain customary cost and yield protection provisions that are substantially identical to those contained in the Existing Actavis Term Credit Agreement (including with respect to the Dodd-Frank Act and the Basel III Accord), but updated for current market practice and in any event including (a) a customary provision that no Lender may request any compensation for increased costs unless it shall be the general policy or practice of such Lender to seek compensation from other similarly situated borrowers with respect to its similarly affected loans under agreements with such borrowers having similar provisions and (b) customary VAT provisions.

Maturity:	Three-Year Tranche. Three years after the Closing Date. Five-Year Tranche. Five years after the Closing Date.

Scheduled Amortization:	Three-Year Tranche. None.

Annex I-4

Five-Year Tranche. Loans under the Five-Year Tranche will be subject to quarterly amortization of principal equal to 2.50% of the original aggregate principal amount thereof, with the balance payable on the maturity date of the Five-Year Tranche.

Optional Prepayments and Commitment Reductions:	Each Term Facility may be prepaid at any time in whole or in part without premium or penalty, upon written notice at the option of the Borrower, except that any prepayment of LIBOR loans other than at the end of the applicable interest periods therefor shall be made with reimbursement for any funding losses and redeployment costs of the applicable Term Lenders resulting therefrom. Each optional prepayment of the Five-Year Tranche shall be applied to scheduled amortization thereunder as directed by the Borrower (or, in the absence of direction from the Borrower, in the direct order of maturity). The unutilized portion of any commitments under each Term Facility may be reduced permanently or terminated by the Borrower at any time without penalty.

Mandatory Prepayments:	None.

Conditions Precedent:

The borrowing under the Term Facilities on the Closing Date will be subject only to the conditions precedent expressly set forth in Section 5 of the Commitment Letter, including by reference to Annex III to the Commitment Letter, subject to the Certain Funds Provision.

The Credit Documentation for the Term Facilities shall contain terms regarding the pre-funding of the Term Facilities by the Term Lenders to the Term Administrative Agent on a date that is up to three business days prior to the Closing Date (the “Pre-Funding Date”) that are substantially identical to those set forth in Article II of the Existing Actavis Term Credit Agreement, subject to such mechanical modifications thereto as may be reasonably requested by the Term Administrative Agent; provided that (a) whether or not the Closing Date occurs, the pre-funded amounts shall accrue interest at the per annum rate applicable to Base Rate loans under the applicable Term Facility (and the Borrower shall be irrevocably obligated to pay such amounts to the Term Lenders) and (b) loans made on the Closing Date shall initially be Base Rate loans. For the avoidance of doubt, the conditions in Section 5 of the Commitment Letter, including by reference to Annex III to the Commitment Letter, shall not be conditions to the funding of the Term Facilities to the Term Administrative Agent on the Pre-Funding Date.

Credit Documentation:	The Credit Documentation shall be negotiated in good faith, shall contain terms and conditions set forth in this Term Facilities Summary of Terms and the Commitment Letter and, to the extent not provided in this Term Facilities Summary of Terms or the Commitment Letter, (a) shall be substantially identical to the Existing Actavis Term Credit Agreement (as in effect on the Commitment Date, but after giving effect to the Credit Agreement Amendments applicable thereto), with such changes to the terms in the Existing Actavis Term Credit

Annex I-5

Agreement as may be (i) mutually agreed, taking into account the operational requirements of Parent and its subsidiaries in light of their capital structure, size and business practices or (ii) reasonably requested by the Term Administrative Agent to reflect its customary agency and mechanical provisions. It is understood and agreed that the Credit Documentation shall contain only those payments, conditions to borrowing, representations, warranties, covenants and events of default as are expressly set forth or referred to in this Term Facilities Summary of Terms. The foregoing provisions of this paragraph are referenced herein as the “Documentation Principles”.

Representations and Warranties:	The Credit Documentation will contain representations and warranties that are only made as of the Closing Date (after giving effect to the Acquisition and the other Transactions), which will be substantially identical to those set forth in the Existing Actavis Term Credit Agreement (including defined terms used therein), subject to the Documentation Principles, provided that (a) the representation relating to non-contravention of the organizational documents shall not be qualified by materiality, (b) the Credit Documentation will include (i) a representation identifying the primary obligors and guarantors in respect of any third party indebtedness for borrowed money (including notes and bonds) of Parent or its subsidiaries in an aggregate principal amount or commitment amount exceeding $200.0 million as of the date of the Credit Documentation, (ii) a customary representation relating to historical and pro forma financial statements, (iii) a customary representation regarding compliance with OFAC and other sanctions laws, in the form attached as Exhibit A to this Term Facilities Summary of Terms, and (iv) in the case of the Borrower and any Guarantor organized other than under the laws of the United States, customary representations relating to choice of law provisions, no immunity, proper form of the Credit Documentation for enforceability and no recordation requirements with respect to the Credit Documentation and (c) in each case where there are exceptions to the representations and warranties based on disclosures in public filings, a corresponding reference to the public filings of the Acquired Business shall be added. All exceptions to representations and warranties based on disclosures in public filings, whether by Parent, the Acquired Business or any other subsidiary of Parent, shall (A) exclude disclosure in “Risk Factor” or “Forward-Looking Statements” sections or any forward-looking statements or similar statements included in other sections of public filings and (B) unless otherwise agreed by the Term Lead Arrangers, only include disclosures in public filings made and publicly available prior to the date of the Commitment Letter.

For purposes of the Credit Documentation, “Material Subsidiary” shall mean (a) the Borrower and each subsidiary that is, or is required to be, a Guarantor and (b) each other subsidiary of Parent (i) the total assets of which (determined on a consolidated basis for such subsidiary and its subsidiaries) equal or exceed 5% of the consolidated total assets of Parent or (ii) the revenues of which (determined on a consolidated basis for such subsidiary and its subsidiaries) equal or exceed 5% of the total

Annex I-6

revenues of Parent and its subsidiaries on a consolidated basis, in each case as of the last day of or for the most recently ended period of four consecutive fiscal quarters of Parent; provided that if as of the last day of or for any such period the combined total assets or combined revenues of all subsidiaries that under clauses (i) and (ii) above would not constitute Material Subsidiaries shall have exceeded 10.0% of the consolidated total assets of Parent or 10.0% of the total revenues of Parent and its subsidiaries on a consolidated basis, then one or more of such excluded subsidiaries shall for all purposes of the Credit Documentation be deemed to be Material Subsidiaries in descending order based on the amounts (determined on a consolidated basis for such subsidiary and its subsidiaries) of their total assets or revenues, as the case may be, until such excess shall have been eliminated. For purposes of making calculations under this definition, commencing after the consummation of the Transactions on the Closing Date, the consolidated total assets of Parent and the total revenues of Parent and its subsidiaries on a consolidated basis as of any date prior to, or for any period that commenced prior to, the Closing Date shall be determined on a pro forma basis to give effect to the Acquisition and the other transactions to occur on the Closing Date.

Affirmative Covenants:	The Credit Documentation will contain affirmative covenants that are applicable only after the Closing Date, which will be substantially identical to those set forth in the Existing Actavis Term Credit Agreement (including defined terms used therein), subject to the Documentation Principles; provided that the maintenance of existence covenant shall apply from the date of execution of the Credit Documentation.

Negative Covenants:

The Credit Documentation will contain negative covenants that are applicable only after the Closing Date, which will be substantially identical to those set forth in the Existing Actavis Term Credit Agreement (including defined terms used therein), subject to the Documentation Principles; provided that (a) the Credit Documentation will not permit updating of debt and lien schedules after the date of execution of the Credit Documentation except pursuant to an amendment, (b) the fundamental changes covenant shall also apply to the Borrower (and shall require the Borrower, or its permitted successor, to maintain its existence as a corporate entity organized under the laws of Luxembourg or the United States) and the Guarantors (and shall be in effect from the date of execution of the Credit Documentation), (c) the restricted payments and investment covenants shall be modified to clarify that the “no event of default” requirement thereunder is to be determined on a pro forma basis after giving effect to the applicable transaction and (d) the passive holding company covenant will be modified as set forth below.

The Credit Documentation will contain a covenant that provides that Parent and each subsidiary of Parent that, directly or indirectly through other subsidiaries of Parent, owns any equity interests in the TopCo Guarantor (Parent and each such subsidiary of Parent, the “Passive

Annex I-7

Holding Companies”) will not conduct, transact or otherwise engage in any active trade or business or operations other than through a subsidiary of the TopCo Guarantor, and will not own any intellectual property, any operating assets or any other assets that are material to the operations of Parent and its subsidiaries, taken as a whole; provided that the foregoing will not prohibit any Passive Holding Company from the following: (a) ownership of equity interests in the TopCo Guarantor or in one or more subsidiaries of Parent that are Passive Holding Companies, (b) the maintenance of its legal existence and, with respect to Parent, status as a public company (including the ability to incur fees, costs and expenses relating to such maintenance), (c) the performance of its obligations with respect to the Merger Agreement, the Facilities, any other indebtedness in respect of which it is an obligor and any other agreement to which it is a party, (d) with respect to Parent, any offering of its common stock or any mandatorily redeemable preferred stock or any other equity or equity-linked security, (e) the making of restricted payments, (f) the incurrence of indebtedness, (g) making contributions to (or other equity investments in) the capital of its direct subsidiaries (which shall be Passive Holding Companies or the TopCo Guarantor), (h) creation of, and ownership of the equity interests in, any newly formed subsidiary with de minimis capitalization that is formed solely for the purpose of consummating an acquisition by Parent (solely to the extent that, within a period of time to be mutually agreed, such newly formed subsidiary mergers with and into target and the survivor thereof becomes a subsidiary of the TopCo Guarantor), (i) guaranteeing the obligations of its subsidiaries, (j) participating in tax, accounting and other administrative matters as a member or parent of the consolidated group, (k) holding any cash or cash equivalents (including cash and cash equivalents received in connection with restricted payments) and of any other assets on a temporary basis that are in the process of being transferred through such Passive Holding Company as part of a downstream contribution or an upstream distribution or other upstream payment (e.g., a spin-off of assets), (l) providing indemnification to officers and directors, (m) disposing of assets that are permitted to be held by it and (n) activities incidental to the businesses or activities described above.

For the avoidance of doubt, the Credit Documentation shall clarify that (a) Parent is subject to each of the negative covenants (other than the debt covenant), (b) the TopCo Guarantor is subject to each of the negative covenants (other than the passive holding company covenant), (c) the Borrower is subject to each of the negative covenants (other than the passive holding company covenant), (d) each other subsidiary of Parent is subject to each of the negative covenants (other than, in the case of any subsidiary that is not a guarantor under the Term Facilities, the fundamental changes covenant) and (e) any subsidiary of Parent that, directly or indirectly, owns any equity interests in the TopCo Guarantor shall also be subject to the passive holding company covenant.

Annex I-8

Financial Covenants:	Applicable only after the Closing Date and limited to a maximum ratio of Consolidated Total Debt (to be defined and consistent with the Documentation Principles) to Consolidated EBITDA (to be defined and consistent with the Documentation Principles) with a starting level to be mutually agreed based on a 20.0% cushion to projected Consolidated EBITDA, calculated on a pro forma basis for the Transactions, for the period of four consecutive fiscal quarters ending at the end of the first full fiscal quarter following the Closing Date (but in any event not to exceed 5.25:1.00), with annual step downs to be mutually agreed to 3.50:1.00.

The financial covenant will be calculated on a consolidated basis and as of the last day of each consecutive four fiscal quarter period. Calculations will be made on a pro forma basis for material acquisitions and material dispositions in a manner consistent with the Documentation Principles.

Events of Default:	The Credit Documentation will contain events of default that are substantially identical to those set forth in the Existing Actavis Term Credit Agreement (including defined terms used therein), subject to the Documentation Principles; provided that the definition of Change of Control shall be modified to provide that (a) the Borrower must remain an indirect wholly owned subsidiary of Parent and the TopCo Guarantor and (b) the TopCo Guarantor must remain an indirect wholly owned subsidiary of Parent.

Clean-up Period:	If a matter or circumstance exists on the Closing Date that constitutes a breach of the representations and warranties or a breach of the covenants or a potential or actual event of default, such matter or circumstance will not, during the five-day period following the Closing Date, constitute an event of default; provided that (a) such matter or circumstance does not constitute a Major Default (to be defined and consistent with the Documentation Principles) or a default or an event of default incapable of being cured, (b) reasonable steps are being taken to cure such matter or circumstance and (c) such potential or actual event of default is cured or otherwise ceases to exist no later than the fifth day following the Closing Date. For the avoidance of doubt, nothing in this section shall affect the Conditions Precedent set forth above.

Assignments and Participations:	The Credit Documentation will contain assignment and participation provisions that are substantially identical to those set forth in the Existing Actavis Term Credit Agreement, subject to the Documentation Principles; provided that (a) the Borrower and the Guarantors will not be permitted to assign or delegate their rights or obligations in respect of the Term Facilities without the prior written consent of each Term Lender (except in connection with a transaction permitted by the fundamental changes covenant) and (b) assignments of commitments made at any time prior to the initial funding under the Term Facilities shall be made in accordance with Section 2 of the Commitment Letter.

Annex I-9

Waivers and Amendments:	The Credit Documentation will contain amendment and waiver provisions that are substantially identical to those contained in the Existing Actavis Term Credit Agreement, subject to the Documentation Principles; provided that the Credit Documentation will provide that (a) any amendment or waiver that by its terms adversely affects the rights of Term Lenders under any Term Facility differently than those under the other Term Facility would not be effective without the approval of holders of more than 50% of such first Term Facility and (b) any amendment or waiver that by its terms adversely affects the rights or duties of Term Lenders under one Term Facility but not the other Term Facility will only require the approval of holders of more than 50% of such first Term Facility.

Defaulting Lenders:	The Credit Documentation shall include customary “defaulting lender” provisions that are substantially identical to those set forth in the Existing Actavis Term Credit Agreement, subject to the Documentation Principles.

Indemnification:	Parent shall (or shall cause one of its indirect subsidiaries to), and the TopCo Guarantor and the Borrower shall, indemnify and hold harmless the Term Administrative Agent, the Term Lead Arrangers, each Term Lender and each of their affiliates, and their respective officers, directors, employees, agents, advisors and other representatives and the successors and assigns of each of the foregoing from and against, and hold each harmless from, all losses, liabilities, claims, damages or expenses arising out of or relating to the Transactions, the Credit Documentation, the Facilities, the Borrower’s use of loan proceeds or the commitments, including reasonable fees, disbursements and other charges of counsel (which shall be limited to one counsel and, if deemed necessary by the indemnified parties, one local counsel in each appropriate jurisdiction and, solely in the case of an actual or perceived conflict of interest, one additional counsel (and one additional local counsel in each such jurisdiction) to all affected indemnified persons, taken as a whole), unless such losses, claims, damages, liabilities or expenses are found by a final, non-appealable judgment of a court of competent jurisdiction (i) to arise from the gross negligence, willful misconduct or bad faith of the applicable indemnified person or any of such indemnified person’s Related Indemnified Parties or (ii) to result from a claim brought by Parent, the TopCo Guarantor or the Borrower against the applicable indemnified person for a material breach in bad faith of such indemnified person’s obligations under the Credit Documentation.

Expenses:	Parent shall (or shall cause one of its indirect subsidiaries to), and the TopCo Guarantor and the Borrower shall, pay (a) all reasonable and documented out-of-pocket expenses of the Term Administrative Agent, the Term Lead Arrangers and their respective affiliates associated with the structuring, arrangement, syndication, preparation, execution, delivery and administration of the Term Facilities and any amendment or waiver with respect thereto (including the reasonable and documented fees, disbursements and other charges of counsel, which shall be limited to the counsel identified below and one local counsel in

Annex I-10

each of Ireland, Luxembourg and, if deemed reasonably necessary by the Term Administrative Agent or the Term Lead Arrangers, each jurisdiction of organization of any other guarantor) and (b) all reasonable and documented out-of-pocket expenses of the Term Administrative Agent, the Term Lead Arrangers and the Term Lenders (including the reasonable fees, disbursements and other charges of counsel, which shall be limited to one counsel and one local counsel in each of Ireland, Luxembourg and, if deemed reasonably necessary by the Term Administrative Agent, the Term Lead Arrangers or the Term Lenders, each jurisdiction of organization of any other guarantor (and, solely in the case of an actual or perceived conflict of interest, one additional counsel (and one additional local counsel in each such jurisdiction) to each group of affected parties that are similarly situated, taken as a whole) in connection with the enforcement of the Term Facilities.

Governing Law:	New York; provided, however, that (a) the interpretation of the definition of Company Material Adverse Effect (as defined in the Merger Agreement) and whether or not a Company Material Adverse Effect has occurred, (b) the determination of the accuracy of any Merger Agreement Representations and whether as a result of any inaccuracy thereof Parent (or its affiliates) have the right to terminate Parent’s (or their) obligations under the Merger Agreement, or to decline to consummate the Transactions (as defined in the Merger Agreement) pursuant to the Merger Agreement, and (c) the determination of whether the Transactions (as defined in the Merger Agreement) have been consummated in accordance with the terms of the Merger Agreement, in each case, shall be governed by, and construed and interpreted solely in accordance with, the laws of the State of Delaware, without regard to any other principles of conflicts of law.

Counsel to the Term Lead Arrangers and the Term Administrative Agent:	Cravath, Swaine & Moore LLP.

Miscellaneous:	Each of the parties shall waive its right to a trial by jury and submit to exclusive New York jurisdiction.

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EXHIBIT A TO

ANNEX I

OFAC and Sanctions Representations

OFAC. (a) None of Ultimate Parent, the Borrower or any Guarantor (or any officer or director of Ultimate Parent, the Borrower or any Guarantor), or any other Subsidiary, is a Sanctioned Person.

(b) The Borrower represents and covenants that no Loan, nor the proceeds from any Loan, has been or will be lent, contributed, provided or otherwise made available for the purpose of funding any activity or business in any Sanctioned Country or for the purpose of funding any activity or business of or with any Sanctioned Person, or in any other manner, in each case as will result in any violation by any Lender, any Arranger or the Administrative Agent of any Sanctions.

Related Definitions

“OFAC” means the Office of Foreign Assets Control of the U.S. Department of Treasury.

“Sanctioned Country” means, at any time, a country or territory that is the subject or target of any Sanctions that broadly prohibit dealings with that country or territory (at the time of this Agreement, Cuba, Iran, North Korea, Sudan and Syria).

“Sanctioned Person” means, at any time, (a) any Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control of the U.S. Department of Treasury, (b) any Person listed in any Sanctions-related list of designated Persons maintained by the European Union or any EU member state, (c) any Person located, organized or resident in a Sanctioned Country or (d) any Person owned or controlled by any such Person or Persons.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the OFAC, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

Exhibit A to Annex I

ANNEX II

Project Fruit Basket

Summary of Terms and Conditions

Bridge Facilities

Capitalized terms not otherwise defined in this Annex II have the same meanings as specified therefor in the Commitment Letter to which this Annex II is attached.

Borrower:	Actavis Capital S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand-Duchy of Luxembourg (the “Borrower”) that is an indirect wholly owned subsidiary of Actavis plc, a public limited company organized under the laws of Ireland (“Parent”).

Guarantors:	Obligations of the Borrower under the Bridge Facility and the Cash Bridge Facility (each such term as hereinafter defined) will be unconditionally, jointly and severally, guaranteed by (a) Actavis, Inc., a Nevada corporation, (b) Actavis Funding SCS, a limited partnership (société en commandite simple) organized under the laws of the Grand-Duchy of Luxembourg (“Funding SCS”), provided that the guarantee obligations of Funding SCS shall be limited in a customary manner to be mutually agreed, (c) Warner Chilcott Limited, a Bermuda exempted company (the “TopCo Guarantor”), and (d) any subsidiary of Parent (other than the Borrower or a direct subsidiary of Parent, but including, after the Closing Date, the Acquired Business) that becomes a guarantor after the date of the Commitment Letter of third party indebtedness of Parent or any subsidiary of Parent (including, after the Closing Date, the Acquired Business) in an aggregate principal amount or commitment amount exceeding $350.0 million, other than, solely in the case of this clause (d), (i) any subsidiary that, on the Commitment Date, is a borrower or a guarantor under the Existing WC Term Credit Agreement (or any refinancing thereof) unless such subsidiary is also a guarantor of (x) the Existing Revolving Credit Agreement (or any refinancing thereof), (y) the Existing Actavis Term Credit Agreement (or any refinancing thereof) or (z) any other third party indebtedness of Parent or any subsidiary in an aggregate principal amount or commitment amount exceeding $350.0 million) or (ii) in the case of a non-U.S. subsidiary, if such guarantee would give rise to adverse tax consequences to Parent and its subsidiaries, as reasonably determined by the TopCo Guarantor. The foregoing guarantor entities are collectively referred to herein as the “Guarantors”. In the case of any guarantee required under clause (d) above, such guarantees by any subsidiary shall be automatically released at such time as such subsidiary no longer guarantees such other indebtedness (other than as a result of collection on such guarantee).

Administrative Agent:	JPMorgan Chase Bank, N.A. (“JPMCB”) will act as sole and exclusive administrative agent for the Bridge Lenders (as hereinafter defined) (the “Bridge Administrative Agent”).

Co-Syndication Agents:	Mizuho Bank, Ltd. (“Mizuho”) and Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as co-syndication agents for the Bridge Lenders.

Annex II-1

Co-Documentation Agents:	One or more financial institutions selected by the Bridge Lead Arrangers (as hereinafter defined) in consultation with Parent and subject to Parent’s consent (not to be unreasonably withheld or delayed) will act as co-documentation agents for the Bridge Facility and the Cash Bridge Facility.

Joint Lead Arrangers and Joint Bookrunners:	J.P. Morgan Securities LLC, Mizuho and Wells Fargo Securities, LLC will act as exclusive joint lead arrangers and joint bookrunners for the Bridge Facility and the Cash Bridge Facility (in such capacities, the “Bridge Lead Arrangers”).

Bridge Lenders:	JPMCB, Mizuho and Wells Fargo Bank (the “Initial Bridge Lenders”) and, subject to Section 2 of the Commitment Letter, other financial institutions determined by the Bridge Lead Arrangers in consultation with Parent (the “Bridge Lenders”).

Bridge Facility:

An aggregate principal amount of $36.4 billion of senior unsecured bridge loans (the “Bridge Loans” or the “Bridge Facility”), less (a) (i) the aggregate amount of gross cash proceeds of any Notes issued in any Notes Offering or any Equity Securities issued in any Equity Offering, in each case, so issued after the Commitment Date and on or prior to the Closing Date (which amount will be allocated first to reduce Tranche B of the Bridge Facility, with any amount remaining after Tranche B shall have been reduced to $0 being allocated to reduce Tranche A of the Bridge Facility) and (ii) the aggregate amount of commitments in respect of the Term Facilities on the date the Credit Documentation in respect thereof becomes effective in accordance with its terms (which amount will be allocated first to reduce Tranche A of the Bridge Facility, with any amount remaining after Tranche A shall have been reduced to $0 being allocated to reduce Tranche B of the Bridge Facility) and (b) without duplication of clause (a) above, all reductions pursuant to the “Mandatory Prepayments and Commitment Reductions” section below. The Bridge Loans will be available to the Borrower, in an account of the Borrower in a jurisdiction to be mutually agreed, in one drawing on the Closing Date, but in no event later than the Commitment Termination Date. Amounts borrowed under the Bridge Facility that are repaid or prepaid may not be reborrowed.

The Bridge Facility will consist of two tranches (each, a “Tranche”), the terms of which will be identical except as otherwise provided herein:

(a) Tranche A in the amount of $5.0 billion; and

(b) Tranche B in the amount of $31.4 billion.

Borrowings under the Bridge Facility shall be made ratably between the Tranches.

Cash Bridge Facility:	An aggregate principal amount of $4.698 billion of senior unsecured cash bridge loans (the “Cash Bridge Loans” or the “Cash Bridge

Annex II-2

Facility”) maturing 60 days after the Closing Date. The Cash Bridge Loans will be available to the Borrower, in an account of the Borrower in a jurisdiction to be mutually agreed, in one drawing on the Closing Date, but in no event later than the Commitment Termination Date. Amounts borrowed under the Cash Bridge Facility that are repaid or prepaid may not be reborrowed.

Ranking:	The Bridge Loans and the Cash Bridge Loans will be senior unsecured obligations of the Borrower, the TopCo Guarantor and the other Guarantors and rank pari passu in right of payment with or senior to all other unsecured obligations of the Borrower, the TopCo Guarantor and the other Guarantors.

Purpose:	The proceeds of the Bridge Loans and the Cash Bridge Loans, together with (a) proceeds of the Term Facilities and/or the Notes and/or Equity Securities, (b) borrowings under any Replacement Term Facility and (c) cash on hand of Parent, the Acquired Business and their respective subsidiaries, shall be used to finance the cash portion of the consideration for the Acquisition payable under the Merger Agreement, the Refinancing and the costs and expenses relating to the Transactions.

Interest Rates:	The interest rates per annum applicable to the Bridge Facility and the Cash Bridge Facility will be, at the option of the Borrower, (a) LIBOR plus the Applicable Margin (determined as hereinafter set forth) or (b) the Base Rate plus the Applicable Margin.

The Borrower may elect interest periods of one month or, in the case of the Bridge Facility, two or three months (or, if agreed to by all the applicable Bridge Lenders, a period of shorter than one month) for LIBOR loans. Interest shall be payable at the end of the selected interest period, but no less frequently than quarterly.

“LIBOR” means the London Interbank Offered Rate as administered by the ICE Benchmark Administration (but in no event less than zero), adjusted for statutory reserve requirements, if any.

“Base Rate” means the highest of (a) the Bridge Administrative Agent’s Prime Rate, (b) the Federal Funds Effective Rate (but in no event less than zero) plus 1/2 of 1.00% and (c) LIBOR from time to time for an interest period of one month plus 1.00%.

During the continuance of a payment default, interest will accrue on the principal of any loan under the Bridge Facility or the Cash Bridge Facility at a rate of 200 basis points in excess of the rate otherwise applicable to the outstanding loans thereunder (except that, in the case of a payment default other than on principal, default interest will accrue on the amount in default at a rate of 200 basis points in excess of the rate otherwise applicable to Base Rate loans under the Bridge Facility or the Cash Bridge Facility, as applicable), and will be payable on demand.

Annex II-3

Applicable Margin:	The Applicable Margin for LIBOR loans under the Bridge Facility and the Cash Bridge Facility shall be the basis points per annum set forth in the applicable table below for the period opposite Parent’s long-term senior unsecured, non-credit enhanced debt rating or, if none, the issuer rating or corporate credit rating of Parent, in each case, by Standard & Poor’s Financial Services LLC (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”) and after giving effect to the Transactions (the “Ratings”). In the event of a single-level split between the Ratings, the higher Rating shall apply, and in the event of a multi-level split between the Ratings, the Rating that is the midpoint between the two Ratings, or, if there is no such midpoint, the Rating that is one level lower than the higher Rating, shall apply. If either S&P or Moody’s does not have in effect a Rating, then the Rating assigned by the other rating agency shall be used. In the event that no Ratings are maintained for a reason other than such rating agency ceasing to be in the business of rating corporate debt obligations, the highest pricing in the grid shall apply. The Applicable Margin for Base Rate loans shall be 100 basis points less than the Applicable Margin for LIBOR loans.

Bridge Facility
Debt Rating	Applicable Margin for LIBOR loans
	On the Closing Date	90 days after the Closing Date	180 days after the Closing Date	270 days after the Closing Date
≥ A-/A3	100.0 bps	150.0 bps	200.0 bps	250.0 bps
BBB+/Baa1	112.5 bps	162.5 bps	212.5 bps	262.5 bps
BBB/Baa2	125.0 bps	175.0 bps	225.0 bps	275.0 bps
BBB-/Baa3	150.0 bps	200.0 bps	250.0 bps	300.0 bps
BB+/Ba1	175.0 bps	225.0 bps	275.0 bps	325.0 bps
≤ BB/Ba2	200.0 bps	250.0 bps	300.0 bps	350.0 bps

Cash Bridge Facility
Debt Rating	Applicable Margin for LIBOR loans
≥ A-/A3	100.0 bps
BBB+/Baa1	112.5 bps
BBB/Baa2	125.0 bps
BBB-/Baa3	150.0 bps
BB+/Ba1	175.0 bps
≤ BB/Ba2	200.0 bps

If the rating system of Moody’s or S&P shall change or if either such rating agency shall cease to be in the business of rating corporate debt obligations, Parent and the Bridge Lenders under the Bridge Facility or under the Cash Bridge Facility, as applicable, shall negotiate in good faith to amend the Applicable Margin to reflect such changed rating system (including, in such case, an amendment to replace Moody’s or S&P, as applicable, with another rating agency) or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Margin shall be determined by reference to the rating most recently in effect prior to such change or cessation.

Annex II-4

Duration Fees:	The Borrower shall pay to the Bridge Administrative Agent, for the ratable benefit of the Bridge Lenders under the Bridge Facility, a duration fee in amounts equal to the percentage, as determined in accordance with the grid below, of the aggregate principal amount of the Bridge Loans outstanding at the close of business on each date set forth in the grid below, payable on each such date:

Date	(%)
90th day after the Closing Date	0.50%
180th day after the Closing Date	1.00%
270th day after the Closing Date	1.50%

Calculation of Interest and Fees:	Other than calculations in respect of interest at the Base Rate when Base Rate is determined by reference to the Prime Rate (which shall be made on the basis of actual number of days elapsed in a 365/366 day year), all calculations of interest and fees shall be made on the basis of actual number of days elapsed in a 360- day year.

Cost and Yield Protection:	Same as the Term Facilities.

Maturity:	Bridge Facility. The date that is 364 days after the Closing Date. Cash Bridge Facility. The date that is 60 days after the Closing Date.

Scheduled Amortization:	None.

Optional Prepayments and Commitment Reductions:

The Bridge Loans and the Cash Bridge Loans may be prepaid at any time in whole or in part without premium or penalty, upon written notice at the option of the Borrower, except that any prepayment of LIBOR loans other than at the end of the applicable interest periods therefor shall be made with reimbursement for any funding losses and redeployment costs of the applicable Bridge Lenders resulting therefrom. Voluntary prepayments of the Bridge Facility shall be applied ratably to Tranche A and Tranche B thereunder.

The unutilized portion of any commitments under the Bridge Facility or the Cash Bridge Facility may be reduced permanently or terminated by the Borrower at any time without penalty. Voluntary commitment reductions under the Bridge Facility shall be applied ratably to the commitments in respect of Tranche A and Tranche B thereunder.

Mandatory Prepayments and Commitment Reductions:

The Borrower shall prepay the Bridge Loans and, prior to the Closing Date, the commitments under the Bridge Facility shall be automatically reduced, in an aggregate amount equal to:

(a) 100% of all net after-tax cash proceeds from non-ordinary course sales or other dispositions of property and assets (but excluding any casualty losses) of Parent or any of its subsidiaries after the Commitment Date, including sales or issuances of equity interests in any subsidiary of Parent, in each case to third parties, by subsidiaries of

Annex II-5

Parent, but excluding (i) sales of inventory or factoring of accounts receivable in the ordinary course of business, (ii) net cash after-tax proceeds from other sales of property or assets to the extent the repatriation of the proceeds of such sales, or otherwise using the proceeds of such a sale to repay the Bridge Loans, would result in adverse tax consequences to Parent and its subsidiaries, as reasonably determined by the Borrower, provided that the amount excluded pursuant to this clause (ii) may not exceed $300.0 million in the aggregate, and (iii) after the execution and delivery of the Credit Documentation, other exceptions to be agreed in the Credit Documentation, in each case subject to customary right to reinvest such proceeds, and/or enter into a commitment to reinvest, within 180 days of receipt thereof;

(b) 100% of all net cash proceeds from the issuance or incurrence after the Commitment Date of any debt for borrowed money by Parent or any of its subsidiaries, whether pursuant to a public offering or in a Rule 144A or other private placement of debt securities (including debt securities convertible into equity securities) or incurrence of loans under any loan or credit facility, but excluding (i) any Replacement Term Facility and, after the Closing Date, any replacement, extension or renewal of any debt of Parent or its subsidiaries existing on the Closing Date which matures prior to the maturity date of the Bridge Facility (so long as such replacement, extension or renewal does not increase the aggregate principal or committed amount thereof except by the amount of accrued interest, prepayment premiums, if any, and costs and expenses relating to such replacement, extension or renewal), (ii) drawings under the Existing Revolving Credit Agreement (or, if applicable, the Replacement Revolving Facility), (iii) intercompany debt, (iv) working capital financings and project financings, (v) commercial paper financings and other short-term debt, (vi) capital lease financings, (vii) other credit facilities and debt issuances in an aggregate principal amount for all such facilities and issuances not to exceed $300.0 million in the aggregate and (viii) after the execution and delivery of the Credit Documentation, certain debt permitted under the Credit Documentation, as mutually agreed by the Borrower and the Bridge Lead Arrangers; provided that, prior to the Closing Date, any automatic reduction in commitments under the Bridge Facility pursuant to this clause (b) on account of the issuance of any Notes or effectiveness of the Term Facilities shall be without duplication of any such reduction referred to under the “Bridge Facility” section above; and

(c) 100% of all net cash proceeds from any issuance of equity interests (including equity-linked securities) by Parent after the Commitment Date, whether pursuant to a public offering or in a Rule 144A or other private placement, but excluding (i) equity interests issued pursuant to employee stock plans or employee compensation plans or contributed to pension funds, (ii) equity interests in Parent issued as part of the consideration for the Acquisition pursuant to the Merger Agreement, (iii) securities or interests issued or transferred as consideration in connection with any acquisition, divestiture or joint

Annex II-6

venture arrangement and (iv) after the execution and delivery of the Credit Documentation, other exceptions to be mutually agreed by the Borrower and the Bridge Lead Arrangers; provided that, prior to the Closing Date, any automatic reduction in commitments under the Bridge Facility pursuant to this clause (c) on account of the issuance of any Equity Securities in an Equity Offering shall be without duplication of any such reduction referred to under the “Bridge Facility” section above.

Any mandatory prepayment of the Bridge Loans shall be without premium or penalty, except that any prepayment of LIBOR loans other than at the end of the applicable interest periods therefor shall be made with reimbursement for any funding losses and redeployment costs of the applicable Bridge Lenders resulting therefrom.

Mandatory commitment reductions and prepayments pursuant to clause (b) above with the net cash proceeds of the Term Facilities will be allocated first to Tranche A of the Bridge Facility, with any amount remaining after Tranche A shall have been repaid in full (and all commitments thereunder reduced to $0) being allocated to Tranche B. Mandatory commitment reductions and prepayments pursuant to clause (b) above with the net cash proceeds of the Notes issued and sold in any Notes Offering, or pursuant to clause (c) above with the net cash proceeds of the Equity Securities issued and sold in any Equity Offering, will be allocated first to Tranche B of the Bridge Facility, with any amount remaining after Tranche B shall have been repaid in full (and all commitments thereunder reduced to $0) being allocated to Tranche A. Other mandatory commitment reductions and prepayments will be allocated ratably between Tranche A and Tranche B of the Bridge Facility.

There will be no mandatory prepayments or mandatory commitment reductions in respect of the Cash Bridge Facility.

Conditions Precedent:

The borrowings under the Bridge Facility and the Cash Bridge Facility on the Closing Date will be subject only to the conditions precedent expressly set forth in Section 5 of the Commitment Letter, including by reference to Annex III to the Commitment Letter, subject to the Certain Funds Provision.

The Credit Documentation for the Bridge Facility and the Cash Bridge Facility will contain provisions regarding the pre-funding of the Bridge Facility or the Cash Bridge Facility, as the case may be, by the applicable Bridge Lenders to the Bridge Administrative Agent that are substantially identical to those set forth in the Credit Documentation for the Term Facilities. For the avoidance of doubt, the conditions in Section 5 of the Commitment Letter, including by reference to Annex III to the Commitment Letter, shall not be conditions to the funding of the Bridge Facility or the Cash Bridge Facility to the Bridge Administrative Agent pursuant to such pre-funding provisions.

Annex II-7

Credit Documentation:	The Credit Documentation shall be negotiated in good faith, shall contain terms and conditions set forth in this Bridge Facilities Summary of Terms and the Commitment Letter and, to the extent not provided in this Bridge Facilities Summary of Terms or the Commitment Letter, shall be substantially identical to the Credit Documentation for the Term Facilities. It is understood and agreed that the Credit Documentation shall contain only those payments, conditions to borrowing, representations, warranties, covenants and events of default as are expressly set forth or referred to in this Bridge Facilities Summary of Terms.

Representations and Warranties:	Same as the Term Facilities.

Affirmative Covenants:	Same as the Term Facilities, plus a covenant by the Borrower to pay all fees due and payable under the Fee Letters.

Negative Covenants:	Same as the Term Facilities.

Financial Covenant:	Same as the Term Facilities.

Events of Default:	Same as the Term Facilities.

Clean-up Period:	Same as the Term Facilities.

Assignments and Participations:

Prior to the Closing Date, assignments of commitments in respect of the Bridge Facility or the Cash Bridge Facility shall be made in accordance with Section 2 of the Commitment Letter.

After the funding under the Bridge Facility on the Closing Date, but prior to the date that a Successful Syndication of the Bridge Facility has been achieved, the Initial Bridge Lenders will be permitted to make assignments of Bridge Loans to other entities selected in consultation with the Borrower. Assignments under the Bridge Facility after a Successful Syndication of the Bridge Facility has been achieved, or prior thereto by Bridge Lenders other than Initial Bridge Lenders, shall be permitted on the same terms as the Term Facilities.

After the funding under the Cash Bridge Facility on the Closing Date, assignments thereunder shall be permitted on the same terms as the Term Facilities.

Waivers and Amendments:	Same as the Term Facilities; provided that the Credit Documentation will provide that (a) any amendment or waiver that by its terms adversely affects the rights of Bridge Lenders under the Bridge Facility (or under Tranche A or Tranche B of the Bridge Facility, as applicable) or the Cash Bridge Facility in respect of payments differently than those under the Cash Bridge Facility or the Bridge Facility (or Tranche B or Tranche A of the Bridge Facility, as applicable), as the case may be, would not be effective without the approval of holders of more than 50% of the Bridge Facility (or of Tranche A or Tranche B of the Bridge Facility, as applicable) or the Cash Bridge Facility, as the case may be,

Annex II-8

and (b) any amendment or waiver that by its terms adversely affects the rights or duties of Term Lenders under the Bridge Facility (or under Tranche A or Tranche B of the Bridge Facility, as applicable) or the Cash Bridge Facility, but not the Cash Bridge Facility or the Bridge Facility (or Tranche B or Tranche A of the Bridge Facility, as applicable), as the case may be, will only require the approval of holders of more than 50% of the Bridge Facility (or of Tranche A or Tranche B of the Bridge Facility, as applicable) or the Cash Bridge Facility, as the case may be.

Defaulting Lenders:	Same as the Term Facilities.

Indemnification:	Same as the Term Facilities.

Expenses:	Same as the Term Facilities.

Governing Law:	New York; provided, however, (a) the interpretation of the definition of Company Material Adverse Effect and whether or not a Company Material Adverse Effect has occurred, (b) the determination of the accuracy of any Merger Agreement Representations and whether as a result of any inaccuracy thereof Parent (or its affiliates) have the right to terminate Parent’s (or their) obligations under the Merger Agreement, or to decline to consummate the Transactions (as defined in the Merger Agreement) pursuant to the Merger Agreement, and (c) the determination of whether the Transactions (as defined in the Merger Agreement) have been consummated in accordance with the terms of the Merger Agreement, in each case, shall be governed by, and construed and interpreted solely in accordance with, the laws of the State of Delaware, without regard to any other principles of conflicts of law.

Counsel to the Bridge Lead Arrangers and the Bridge Administrative Agent:	Cravath, Swaine & Moore LLP.

Miscellaneous:	Each of the parties shall waive its right to a trial by jury and submit to exclusive New York jurisdiction.

Annex II-9

ANNEX III

Project Fruit Basket

Conditions Precedent to Closing

Capitalized terms not otherwise defined in this Annex III have the same meanings as specified therefor in the Commitment Letter to which this Annex III is attached.

The initial borrowing under each of the Facilities and the effectiveness of commitments under the Replacement Revolving Facility shall be subject to the following conditions precedent (which shall be satisfied or waived prior to or substantially concurrently with the funding under the applicable Facility):

(a) Since the date hereof, no Company Material Adverse Effect (as defined in the Merger Agreement) shall have occurred and be continuing.

(b) The Acquisition shall have been, or substantially simultaneously with the borrowings under the Facilities shall be, consummated in accordance with the terms of the Merger Agreement without giving effect to any amendments, modifications, supplements, waivers or consents after the date hereof by Parent or any of its affiliates that are materially adverse to the interests of the Lenders and not approved by the Lead Arrangers (which approval shall not be unreasonably withheld, conditioned or delayed). It is understood and agreed that (i) no increase in consideration shall be deemed to be materially adverse to the interests of the Lenders so long as such increase is solely in the form of additional equity in Parent and (ii) any amendment to the definition of “Company Material Adverse Effect” (including by means of any such amendment to the definition of “Effects”) shall be deemed materially adverse to the interests of the Lenders.

(c) The Merger Agreement Representations shall be true and correct to the extent required pursuant to the Certain Funds Provision, and the Specified Representations shall be true and correct in all material respects.

(d) The Refinancing shall have occurred, or shall occur substantially simultaneously with the borrowings under the Facilities. After giving effect to the Transactions, Parent and its subsidiaries (including the Acquired Business and its subsidiaries) shall not have any indebtedness for borrowed money, other than (i) the Term Facilities, (ii) the Notes, the Bridge Facility, the Cash Bridge Facility and/or other debt securities issued and other credit facilities entered into, in each case, to finance the Transactions, (iii) indebtedness under the Existing Credit Agreements or under any Replacement Facilities in respect thereof, (iv) any notes of Parent and its subsidiaries issued and outstanding as of the Commitment Date, (v) indebtedness of the Acquired Business and its subsidiaries permitted to remain outstanding on the Closing Date under the Merger Agreement as in effect on the date hereof and (vi) other limited ordinary course indebtedness to be mutually agreed.

(e) Parent shall have delivered to the Administrative Agents a certificate of the chief executive officer, chief financial officer or treasurer of Parent as to the financial condition and solvency of Parent and its subsidiaries (on a consolidated basis, after giving effect to the Transactions), in the form attached as Exhibit A hereto.

(f) Subject to the Certain Funds Provision, the Borrower (and each borrower under any Replacement Facility), the TopCo Guarantor and each other guarantor under any Facility shall have delivered to the applicable Administrative Agent (i) customary legal opinions, in form and substance reasonably satisfactory to the Lead Arrangers, (ii) evidence of authority (including

Annex III-1

the incumbency of officers executing the Credit Documentation), (iii) corporate resolutions (or similar authorizing documents, as applicable, depending on the relevant jurisdiction), (iv) good standing certificates (to the extent applicable, depending on the relevant jurisdiction), (v) closing certificates regarding satisfaction of the conditions precedent to funding of the applicable Facility and (vi) a borrowing notice under the applicable Facility.

(g) With respect to the Bridge Facility only, at least 10 consecutive business days prior to the Closing Date (which 10 consecutive business-day period (i) shall exclude November 27, 2014, November 28, 2014 and July 3, 2015, (ii) if it has not ended on or before December 19, 2014, shall not commence before January 5, 2015 and (iii) if it has not ended on or before August 14, 2015, shall not commence before September 8, 2015), the Issuer shall have (A) engaged one or more investment banks reasonably acceptable to the Commitment Parties (the “Debt Investment Banks”) and shall have provided to the Debt Investment Banks one or more preliminary offering memoranda or preliminary private placement memoranda relating to the offering of the Notes in a form customary for private offerings of similar debt securities pursuant to Rule 144A (with registration rights) or, at the election of the Issuer, one or more preliminary prospectuses or preliminary prospectus supplements pursuant to an effective and available registration statement on Form S-1 or Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offering of the Notes in a form customary for public offerings of similar debt securities registered pursuant to the Securities Act (including, in either case, all financial statements and other information (including all audited financial statements, all unaudited financial statements (with respect to which the Issuer’s and the Acquired Business’s independent accountants shall have performed a SAS 100 review, as applicable) and all appropriate pro forma financial statements) that would enable the Debt Investment Banks, among other things, to obtain customary comfort letters from the Issuer’s and the Acquired Business’s independent registered public accounting firms) that would be of the type that would be customary in a private offering of similar debt securities pursuant to Rule 144A (with registration rights), or public offerings of similar debt securities registered pursuant to the Securities Act, as applicable (which, in the case of a private offering pursuant to Rule 144A, for the avoidance of doubt, need not include financial statements or information required by Rules 3-09, 3-10 or 3-16 of Regulation S-X, Compensation Discussion and Analysis required by Regulation S-K Item 402(b), other information or financial data customarily excluded from a Rule 144A (with registration rights) offering memorandum), and any applicable supplements to such offering documents, and at no time during such 10 consecutive business-day period shall the financial information in such Debt Offering Document have become stale (the “Debt Offering Document”), (B) provided to the Debt Investment Banks drafts of customary comfort letters (including customary negative assurance comfort) by the independent registered public accounting firm of the Issuer and, consistent with its obligations under the Merger Agreement, the Acquired Business with respect to the financial information in the Debt Offering Document, which such accountants are prepared to issue upon completion of customary procedures, each in form and substance customary for private offerings of similar debt securities pursuant to Rule 144A (with registration rights), or public offerings of similar debt securities registered pursuant to the Securities Act, as applicable, and (C) caused the senior management and other representatives of the Issuer and, in a manner consistent with the Merger Agreement, the Acquired Business, to provide access in connection with due diligence investigations.

(h) With respect to the Bridge Facility only, at least 10 consecutive business days prior to the Closing Date (which 10 consecutive business-day period (i) shall exclude November 27, 2014, November 28, 2014 and July 3, 2015, (ii) if it has not ended on or before December 19, 2014, shall not commence before January 5, 2015 and (iii) if it has not ended on or before August 14, 2015, shall not commence before September 8, 2015), Parent shall have an

Annex III-2

effective registration statement on Form S-1 or Form S-3 under the Securities Act available for the issuance of the Equity Securities and shall have (A) engaged one or more investment banks reasonably acceptable to the Commitment Parties (the “Equity Investment Banks”) and shall have provided to the Equity Investment Banks one or more preliminary prospectuses or preliminary prospectus supplements, as applicable, relating to the offering of the Equity Securities in a form customary for public offerings of similar equity securities registered pursuant to the Securities Act (including all financial statements and other information (including all audited financial statements, all unaudited financial statements (with respect to which Parent’s and the Acquired Business’s independent accountants shall have performed a SAS 100 review) and all appropriate pro forma financial statements, in each case, required by, prepared in accordance with, or reconciled to, generally accepted accounting principles in the United States and prepared in accordance with Regulation S-X under the Securities Act), and such other data (including selected financial data) that the Securities Exchange Commission requires in such a registered offering of the Equity Securities or that would be necessary for the Equity Investment Banks to receive customary comfort (including customary negative assurance comfort) from independent registered public accounting firm) that would be of a type that would be customary in a public offering of similar equity securities registered pursuant to the Securities Act, and any applicable supplements to such offering documents, and at no time during such 10 consecutive business-day period shall the financial information in such Equity Offering Document have become stale (the “Equity Offering Document”), (B) provided to the Equity Investment Banks drafts of customary comfort letters (including customary negative assurance comfort) by the independent registered public accounting firm of Parent and, consistent with its obligations under the Merger Agreement, the Acquired Business with respect to the financial information in the Equity Offering Document, which such accountants are prepared to issue upon completion of customary procedures, each in form and substance customary for public offerings of similar equity securities registered pursuant to the Securities Act, and (C) caused the senior management and other representatives of Parent and, in a manner consistent with the Merger Agreement, the Acquired Business, to provide access in connection with due diligence investigations.

(i) All fees due to the Administrative Agents, the Lead Arrangers and the Lenders pursuant to the Fee Letters and, to the extent invoiced at least two business days prior to the Closing Date, all reasonable and documented expenses to be paid or reimbursed to the Administrative Agents and the Lead Arrangers on or prior to the Closing Date pursuant to the Commitment Letter, shall have been paid, in each case, from the proceeds of the initial funding under the applicable Facility. With respect to the Bridge Facility and each Replacement Facility only, Parent shall have complied with all of its obligations under the “Market Flex” provisions in the Joint Fee Letter.

(j) To the extent requested at least 10 business days prior to the Closing Date by the Lead Arrangers, the Borrower (and any borrower under any Replacement Facility), the TopCo Guarantor and any other guarantor under any Facility shall have delivered to the applicable Administrative Agent at least one business day prior to the Closing Date the documentation and other information with respect to it that are required by regulatory authorities under applicable “know-your-customer” rules and regulations, including the PATRIOT Act.

(k) With respect to the Term Facilities only, commitments shall have been received from the Term Lenders (other than the Initial Term Lenders) for the $2.8 billion of commitments under the Term Facilities that are not committed to by the Initial Term Lenders hereunder.

(l) With respect to the Bridge Facility and each Replacement Facility only, at least 10 consecutive business days prior to the Closing Date (which 10 consecutive business-day

Annex III-3

period (i) shall exclude November 27, 2014, November 28, 2014 and July 3, 2015, (ii) if it has not ended on or before December 19, 2014, shall not commence before January 5, 2015 and (iii) if it has not ended on or before August 14, 2015, shall not commence before September 8, 2015), the applicable Lead Arrangers shall have received projected consolidated financial information for Parent (on a pro forma basis after giving effect to the Transactions) in a form that is customary for the syndication of credit facilities and covering periods no later than latest maturity date for the Facilities.

Annex III-4

EXHIBIT A TO

ANNEX III

FORM OF SOLVENCY CERTIFICATE

[—], [—]

The undersigned, [—], the [—]1 of Actavis plc, a [            ] (“Parent”), is familiar with the properties, businesses, assets and liabilities of Parent and is duly authorized to execute this certificate (this “Solvency Certificate”) on behalf of Parent.

This Solvency Certificate is delivered pursuant to Section [    ] of the [Credit and Guaranty Agreement] dated as of [—], [—] (the “Credit Agreement”), among Parent, the Borrower, each guarantor from time to time party thereto, each lender from time to time party thereto (collectively, the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent thereunder (in such capacity, the “Administrative Agent”). Capitalized terms used but not defined in this Solvency Certificate have the meanings assigned thereto in the Credit Agreement. As used herein, “Company” means Parent and its subsidiaries on a consolidated basis.

1. I, [—], hereby certify that I am the [—] of Parent and that I am knowledgeable of the financial and accounting matters of the Company, the Credit Agreement and the covenants and representations (financial or otherwise) contained therein and that, as such, I am authorized to execute and deliver this Solvency Certificate on behalf of Parent.

2. I hereby certify, on behalf of Parent and not in my individual capacity, that I have made such investigation and inquiries as to the financial condition of the Company as I deem necessary and prudent for the purposes of providing this Solvency Certificate. I acknowledge that the Administrative Agent and the Lenders are relying on the truth and accuracy of this Solvency Certificate in connection with the making of Loans under the Credit Agreement.

3. I hereby certify, on behalf of Parent and not in my individual capacity, that (a) the financial information, projections and assumptions which underlie and form the basis for the representations made in this Solvency Certificate were made in good faith and were based on assumptions reasonably believed by Parent to be fair in light of the circumstances existing at the time made; and (b) for purposes of providing this Solvency Certificate, the amount of contingent liabilities has been computed as the amount that, in the light of all the facts and circumstances existing as of the date hereof, represents the amount that can reasonably be expected to become an actual or matured liability.

BASED ON THE FOREGOING, I hereby certify, on behalf of Parent and not in my individual capacity, that, on the date hereof, before and after giving effect to the Transactions (and the Loans made or to be made and other obligations incurred or to be incurred on the Closing Date):

(i) the fair value of the property of the Company (including, for the avoidance of doubt, property consisting of the residual equity value of the Company’s subsidiaries) is greater than the total amount of liabilities, including contingent liabilities, of the Company;

(ii) the present fair saleable value of the assets of the Company (including, for the avoidance of doubt, property consisting of the residual equity value of the Company’s subsidiaries) is greater than the amount that will be required to pay the probable liability of the Company on the sum of its debts and other liabilities, including contingent liabilities;

[1]	To be executed by the chief executive officer, chief financial officer or treasurer of Parent.

Exhibit A to Annex III

(iii) the Company has not, does not intend to, and does not believe (nor should it reasonably believe) that it will, incur debts or liabilities beyond the Company’s ability to pay such debts and liabilities as they become due (whether at maturity or otherwise);

(iv) the Company does not have unreasonably small capital with which to conduct the businesses in which it is engaged as such businesses are now conducted (and reflected in the Projections) and are proposed to be conducted following the Closing Date;

(v) the Company is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business; and

(vi) the Company is “solvent” within the meaning given to that term and similar terms under the Bankruptcy Code and applicable laws relating to fraudulent transfers and conveyances.

IN WITNESS WHEREOF, the undersigned has executed this Solvency Certificate as of the first date written above, solely in [his][her] capacity as [—] of Parent and not in [his][her] individual capacity.

ACTAVIS PLC

By:
Name:
Title:

Exhibit A to Annex III